                                                                     EXHIBIT 2.1

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                              AMENDED AND RESTATED


                          AGREEMENT AND PLAN OF MERGER



                           DATED AS OF APRIL 27, 1998

                                      AMONG

                        REED ELSEVIER U.S. HOLDINGS INC.,

                           REED ELSEVIER OVERSEAS BV,

                           CBM ACQUISITION PARENT CO.,

                              CBM MERGERSUB CORP.,

                            THE TIMES MIRROR COMPANY,

                                    TMD, INC.

                                       AND

                     MATTHEW BENDER & COMPANY, INCORPORATED



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

                                TABLE OF CONTENTS

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
ARTICLE 1  THE MERGER...........................................................................................3
                    SECTION 1.1. The Merger.....................................................................3
                    SECTION 1.2. Effective Time.................................................................3
                    SECTION 1.3. Closing of the Merger..........................................................4
                    SECTION 1.4. Effects of the Merger..........................................................4
                    SECTION 1.5. Certificate of Incorporation and Bylaws........................................4
                    SECTION 1.6. Directors......................................................................4
                    SECTION 1.7. Officers ......................................................................4
                    SECTION 1.8. Conversion of Shares...........................................................4
                                           (a) Merger Consideration.............................................4
                                           (b) Conversion of Stock of MergerSub.................................5
                                           (c) Cancellation of Treasury Shares..................................5
                    SECTION 1.9. No Appraisal Rights............................................................5
                    SECTION 1.10. Exchange of Certificates......................................................5
                                           (a) Delivery of Certificates Representing Merger Consideration.......5
                                           (b) Delivery of Certificates Representing Shares.....................5
                                           (c) Effect of Exchange...............................................5

ARTICLE 2  CONDITIONS TO CLOSING................................................................................6
                    SECTION 2.1. Conditions to All Parties' Obligations.........................................6
                                           (a) HSR Act; Other Governmental Approvals............................6
                                           (b) No Order.........................................................6
                                           (c) Certain Agreements...............................................6
                                           (d) Closing Under the Partnership Interest Purchase Agreement........6
                    SECTION 2.2. Conditions to the Reed Parties' Obligations....................................7
                                           (a) Representations, Warranties and Covenants........................7
                                           (b) Certificates of Good Standing....................................7
                                           (c) Resolutions......................................................7
                                           (d) Third-Party Consents.............................................8
                                           (e) Legal Opinion....................................................8
                    SECTION 2.3. Exception to the Conditions to the Reed Parties' Obligations...................8
                    SECTION 2.4. Conditions to TM Parties' Obligations..........................................8
                                           (a) Representations, Warranties and Covenants........................8
                                           (b) Certificates of Good Standing....................................9
                                           (c) Resolutions......................................................9
                                           (d) Third-Party Consents.............................................9
                                           (e) Lease Guaranty...................................................9

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
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                                           (f)  Legal Opinions..................................................9
                    SECTION 2.5. Substitution Transaction......................................................10

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF MB................................................................10
                    SECTION 3.1. Organization and Good Standing of MB..........................................10
                    SECTION 3.2. Authority ....................................................................11
                    SECTION 3.3. No Breach ....................................................................11
                    SECTION 3.4. Consents and Approvals........................................................11
                    SECTION 3.5. Capital Stock of MB...........................................................11
                    SECTION 3.6. Equity Interests..............................................................12
                                           (a) Equity Interests................................................12
                                           (b) Organization and Good Standing of Subsidiaries..................12
                                           (c) Capitalization of Subsidiaries..................................12
                    SECTION 3.7. Financial Statements..........................................................12
                                           (a) Audited Financial Statements....................................12
                                           (b) Unaudited March 31, 1998 Financial Statements...................13
                    SECTION 3.8. INTENTIONALLY OMITTED.........................................................13
                    SECTION 3.9. Assets Other Than Real Property...............................................13
                    SECTION 3.10. Real Property................................................................14
                                           (a) Owned Property..................................................14
                                           (b) Leased Property.................................................14
                                           (c) Title to Real Property..........................................14
                    SECTION 3.11. Intellectual Property........................................................14
                                           (a) Trademarks......................................................14
                                           (b) Copyrights......................................................14
                                           (c) Licenses........................................................15
                                           (d) Claims..........................................................15
                    SECTION 3.12. Contracts ...................................................................15
                                           (a) Employment, Independent Contractor and Consulting
                                                  Agreements...................................................15
                                           (b) Collective Bargaining Agreements................................15
                                           (c) Non-Competition Agreements......................................15
                                           (d) Agreements with Officers, Directors or Employees................16
                                           (e) Leases of Real Property.........................................16
                                           (f) Personal Property Leases........................................16
                                           (g) Supply and Service Agreements...................................16
                                           (h) Indebtedness....................................................16
                                           (i) Guarantees......................................................16
                                           (j) Partnerships and Joint Ventures.................................16
                                           (k) Author Contracts................................................16
                                           (l) Other Agreements................................................17
                    SECTION 3.13. Litigation; Decrees..........................................................17
                    SECTION 3.14. Employee and Related Matters; ERISA..........................................17
                                           (a) Plans...........................................................17

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
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                                           (b) Compliance with ERISA and the Code..............................18
                                           (c) Multiemployer Plan Liabilities..................................18
                                           (d) Accumulated Funding Deficiencies; Liens.........................18
                                           (e) Employee Welfare Benefit Plans..................................19
                    SECTION 3.15. Absence of Changes or Events.................................................19
                    SECTION 3.16. Compliance with Applicable Laws..............................................19
                                           (a) General.........................................................19
                                           (b) Hazardous Materials.............................................19
                                           (c) Notices of Certain Environmental Matters........................19
                                           (d) Definitions.....................................................19
                    SECTION 3.17. Taxes .......................................................................20
                                           (a) Tax Returns and Taxes...........................................20
                                           (b) Tax Claims......................................................20
                                           (c) Definitions.....................................................20
                    SECTION 3.18. Employee and Labor Relations.................................................21
                    SECTION 3.19. Working Capital..............................................................21
                    SECTION 3.20. Transition Services Agreements...............................................21
                                           (a) Mosby Transition Services Agreement.............................21
                                           (b) TM Transition Services Agreement................................21
                                           (c) MB Transition Services Agreement................................21
                    SECTION 3.21. Intercompany Liabilities.....................................................22

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR AND TMD..............................................22
                    SECTION 4.1. Organization and Good Standing of Times Mirror and TMD........................22
                                           (a) As to Times Mirror..............................................22
                                           (b) As to TMD.......................................................22
                    SECTION 4.2. Authority ....................................................................22
                                           (a) As to this Agreement............................................22
                                           (b)  As to the LLC Agreement........................................23
                    SECTION 4.3. No Breach ....................................................................23
                    SECTION 4.4. Consents and Approvals........................................................23
                    SECTION 4.5. Title to and Transfer of the Shares...........................................23
                    SECTION 4.6. INTENTIONALLY OMITTED.........................................................23
                    SECTION 4.7. Brokers ......................................................................23

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF THE REED PARTIES..................................................24
                    SECTION 5.1. Organization and Good Standing of the Reed Parties............................24
                                           (a) As to REUS and REBV.............................................24
                                           (b) As to MB Parent.................................................24
                                           (c) As to MergerSub.................................................24
                    SECTION 5.2. Authority ....................................................................24
                                           (a) As to this Agreement............................................24
                                           (b) As to the LLC Agreement.........................................25

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
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                    SECTION 5.3. No Breach ....................................................................25
                                           (a) As to this Agreement............................................25
                                           (b) As to the LLC Agreement.........................................25
                    SECTION 5.4. Consents and Approvals........................................................25
                    SECTION 5.5. Funding ......................................................................26
                    SECTION 5.6. Brokers ......................................................................26
                    SECTION 5.7. No Prior Activities...........................................................26

ARTICLE 6  COVENANTS OF THE TM PARTIES.........................................................................26
                    SECTION 6.1. Delivery of Interim Financial Statements......................................26
                    SECTION 6.2. Access .......................................................................26
                    SECTION 6.3. Ordinary Conduct..............................................................27
                                           (a) Charter and Bylaws..............................................27
                                           (b) Dividends.......................................................27
                                           (c) Capital Stock...................................................27
                                           (d) Employee Matters................................................27
                                           (e) Compensation....................................................27
                                           (f) Indebtedness....................................................28
                                           (g) Encumbrances....................................................28
                                           (h) Cancellation of Indebtedness....................................28
                                           (i) Related-Party Transactions......................................28
                                           (j) Accounting Policies.............................................28
                                           (k) Reorganizations.................................................28
                                           (l) Capital Expenditures............................................28
                                           (m) Asset Dispositions..............................................28
                                           (n) Certain Litigation..............................................29
                                           (o) Agreements......................................................29
                    SECTION 6.4. Insurance ....................................................................29
                    SECTION 6.5. Year 2000 Software............................................................29
                    SECTION 6.6. Confidentiality Following Effective Time......................................29
                    SECTION 6.7. GLS ..........................................................................29

ARTICLE 7  COVENANTS OF THE REED PARTIES.......................................................................30
                    SECTION 7.1. INTENTIONALLY OMITTED.........................................................30
                    SECTION 7.2. Certain Pre-Effective Time Transactions.......................................30
                                           (a) Issuance of MergerSub Common Stock and MergerSub
                                                  Preferred Stock..............................................30
                                           (b) Issuance of MB Parent Preferred Stock...........................30
                                           (c) Issuance of MB Parent Common Stock..............................31
                                           (d) Contribution to LLC.............................................31
                    SECTION 7.3. Confidentiality...............................................................31
                    SECTION 7.4. No Additional Representations.................................................31
                    SECTION 7.5. Action Contrary to Tax-Free Treatment.........................................31
                    SECTION 7.6. Guaranty of Performance by REUS...............................................31
                    SECTION 7.7. Enforceability of LLC Agreement...............................................32

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
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                    SECTION 7.8. MergerSub Debt................................................................32
                    SECTION 7.9. Formation of LLC..............................................................32

ARTICLE 8  MUTUAL COVENANTS....................................................................................32
                    SECTION 8.1. Cooperation...................................................................32
                    SECTION 8.2. Publicity ....................................................................32
                    SECTION 8.3. Antitrust Notification........................................................32
                    SECTION 8.4. Records ......................................................................33
                    SECTION 8.5. Closing Balance Sheet; Closing Financial Reporting (FDC) Package..............34
                                           (a) Closing Balance Sheet...........................................34
                                           (b) Closing Financial Reporting (FDC) Package.......................34
                    SECTION 8.6. Further Assurances............................................................34
                    SECTION 8.7. Reasonable Best Efforts.......................................................34

ARTICLE 9  TERMINATION; AMENDMENT; WAIVER......................................................................35
                    SECTION 9.1. Termination...................................................................35
                    SECTION 9.2. INTENTIONALLY OMITTED.........................................................36
                    SECTION 9.3. Return of Confidential Information............................................36
                    SECTION 9.4. Effects of Termination........................................................36

ARTICLE 10  EMPLOYEE AND RELATED MATTERS.......................................................................36
                    SECTION 10.1. Continuation of Employment...................................................36
                                           (a) Employment......................................................36
                                           (b) No Termination..................................................37
                                           (c) WARN Act and Other Matters......................................37
                    SECTION 10.2. Continuation of Plans........................................................37
                    SECTION 10.3. Acquiror's and Surviving Corporation Benefit Responsibilities................37
                    SECTION 10.4. Times Mirror 401(k) Plan Interests...........................................38
                    SECTION 10.5. Times Mirror ESOP............................................................38
                    SECTION 10.6. Times Mirror Defined Benefit Plan............................................38
                    SECTION 10.7. Coverage of Certain Welfare Benefits Through Effective Time..................39
                    SECTION 10.8. Indemnification for Certain Matters..........................................38
                                           (a) Indemnification by Times Mirror.................................39
                                           (b) Indemnification by Acquiror.....................................39
                                           (c) Cooperation.....................................................40
                                           (d) No Inference....................................................40
                                           (e) Relationship to Section 2.3 and Article 11......................40
                    SECTION 10.9. Mutual Cooperation...........................................................40
                    SECTION 10.10. Certain Definitions.........................................................40

ARTICLE 11  INDEMNIFICATION....................................................................................41
                    SECTION 11.1. Tax Indemnification by Times Mirror..........................................41



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
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                    SECTION 11.2. Other Indemnification by Times Mirror........................................42
                    SECTION 11.3. Indemnification by Acquiror..................................................42
                    SECTION 11.4. Losses Net of Insurance......................................................42
                    SECTION 11.5. Termination of Indemnification...............................................42
                    SECTION 11.6. Procedures Relating to Indemnification (Except Under Section 11.1)...........43
                    SECTION 11.7. Procedures Relating to Indemnification of Tax Claims.........................44
                                           (a)  Notice of Tax Claim............................................44
                                           (b)  Control of Proceedings.........................................44
                    SECTION 11.8. Exclusive Remedy.............................................................44

ARTICLE 12  TAX MATTERS........................................................................................45
                    SECTION 12.1. Taxes .......................................................................45
                                           (a) Returns and Payments............................................45
                                           (b) Transfer Taxes..................................................45
                    SECTION 12.2. Cooperation..................................................................45
                    SECTION 12.3. Tax Sharing Agreements.......................................................45
                    SECTION 12.4. FIRPTA ......................................................................45

ARTICLE 13  MISCELLANEOUS......................................................................................46
                    SECTION 13.1. Expenses ....................................................................46
                    SECTION 13.2. Attorneys' Fees..............................................................46
                    SECTION 13.3. Assignment...................................................................46
                    SECTION 13.4. No Third-Party Beneficiaries.................................................46
                    SECTION 13.5. Notices .....................................................................46
                    SECTION 13.6. Counterparts.................................................................47
                    SECTION 13.7. Entire Agreement.............................................................48
                    SECTION 13.8. Severability.................................................................48
                    SECTION 13.9. Amendment ...................................................................48
                    SECTION 13.10. Extension; Waiver...........................................................48
                    SECTION 13.11. Dispute Resolution..........................................................48
                                           (a) Accounting Disputes.............................................48
                                           (b) Other Disputes..................................................48
                    SECTION 13.12. Interpretation of this Agreement............................................49
                                           (a) Construction....................................................49
                                           (b) Knowledge.......................................................49
                                           (c) Governing Law...................................................50
                                           (d) Headings, Exhibits and Schedules................................50
                                           (e) Representation By Counsel; Interpretation.......................50
                    SECTION 13.13. Survival of Representations.................................................50
                    SECTION 13.14. Adjustments.................................................................50
                    SECTION 13.15. No Consequential or Punitive Damages........................................51
                    SECTION 13.16.  Amendment and Restatement..................................................51



                                                                              vi
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                                TABLE OF EXHIBITS

Exhibit A........................................................Restated Certificate of Incorporation of MB Parent
Exhibit B........................................................Restated Certificate of Incorporation of MergerSub
Exhibit C...........................................................Certificate of Formation of Liberty Bell I, LLC
Exhibit D................................................Limited Liability Company Agreement of Liberty Bell I, LLC
Exhibit E..........................................................................MB Parent Stockholders Agreement
Exhibit F..............................................................Surviving Corporation Shareholders Agreement
Exhibit G...................................................................Partnership Interest Purchase Agreement
Exhibit H.............................Matters to be Covered by Opinion of Legal Counsel to Times Mirror, TMD and MB
Exhibit I............................................................................................Lease Guaranty
Exhibit J......................................................Matters to be Covered by Opinion of Legal Counsel to
                                                                                  Acquiror, MB Parent and MergerSub
Exhibit K.......................................................................Mosby Transition Services Agreement
Exhibit L..........................................................................TM Transition Services Agreement
Exhibit M..........................................................................MB Transition Services Agreement



                               TABLE OF SCHEDULES

3.1      MB Foreign Jurisdictions                 3.14(c)  Multiemployer Plans
3.3      MB Conflicts                             3.14(e)  Employee Welfare Benefit Plans
3.6      MB Subsidiaries                          3.15     Changes or Events
3.7(a)   MB Audited Financial Statements          3.17(a)  Tax Returns and Taxes
3.7(b)   MB Unaudited Financial Statements        3.17(b)  Tax Claims
3.9      Certain Liens                            3.18     Employee and Labor Relations
3.10(a)  Owned Property                           6.3      Ordinary Conduct
3.10(b)  Leased Property                          6.4      MB Insurance Policies
3.11(a)  Intellectual Property                    10.3     Severance Benefits
3.11(b)  Top 100 Publications
3.11(c)  Licenses
3.11(d)  Claims
3.12     Contract Defaults
3.12(a)  Employment, etc. Agreements
3.12(b)  Collective Bargaining Agreements
3.12(c)  Non-Competition Agreements
3.12(d)  Agreements with Officers, Directors or
         Employees
3.12(e)  Leases of Real Property
3.12(f)  Personal Property Leases
3.12(g)  Supply and Service Agreements
3.12(h)  Indebtedness
3.12(I)  Guarantees
3.12(j)  Partnerships and Joint Ventures
3.12(k)  Author Contracts
3.12(l)  Other Agreements
3.13     Litigation; Decrees
3.14(a)  Plans
3.14(b)  Compliance with ERISA and Code



                                                                             vii
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                             TABLE OF DEFINED TERMS

                                                                             Cross Reference
Term                                                                          in Agreement                     Page
----                                                                         ----------------                  ----
Acquiror.....................................................................Preamble.............................1
Acquiror Entity..............................................................Section 10.8(a).....................35
Acquiror Material Adverse Effect.............................................Section 5.1(a)......................22
Acquiror Retirement Plan.....................................................Section 10.6........................35
Agreement....................................................................Preamble.............................1
Audited Financial Statements.................................................Section 3.7(a)......................11
Author.......................................................................Section 3.12(k).....................15
Closing......................................................................Section 1.3..........................3
Closing Balance Sheet........................................................Section 8.5.........................30
Closing Date.................................................................Section 1.3..........................3
Code.........................................................................Recitals.............................3
Confidentiality Agreement....................................................Section 6.2.........................24
Contracts....................................................................Section 3.13........................14
DOJ..........................................................................Section 8.3.........................29
Effective Time...............................................................Section 1.2..........................3
Enforceability Exceptions....................................................Section 3.2.........................10
Environmental Law............................................................Section 3.16(d)(ii).................18
ERISA........................................................................Section 3.14(b).....................16
ERISA Affiliate..............................................................Section 3.14(a).....................16
Existing Merger Agreement....................................................Recitals.............................1
FTC..........................................................................Section 8.3.........................29
GAAP.........................................................................Section 3.7.........................11
Hazardous Material...........................................................Section 3.16(d)(i)..................18
HSR Act......................................................................Section 2.1(a).......................5
Income Taxes.................................................................Section 11.1........................37
indemnified party............................................................Section 11.6........................38
Intellectual Property Right..................................................Section 3.11(d).....................13
IRS..........................................................................Section 12.1(a).....................40
Leased Properties............................................................Section 3.10(b).....................12
LLC..........................................................................Recitals.............................2
LLC Agreement................................................................Recitals.............................2
LLC Certificate of Formation.................................................Recitals.............................2
Losses.......................................................................Section 2.3..........................7
MB...........................................................................Preamble.............................1
MB Balance Sheet.............................................................Section 3.7.........................11
MB Employee..................................................................Section 10.10.......................36
MB Material Adverse Effect...................................................Section 3.1..........................9
MB Net Working Capital Deficit...............................................Section 3.19........................19
MB Parent Certificate of Incorporation.......................................Recitals.............................1



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
                                                                             Cross Reference
Term                                                                          in Agreement                     Page
----                                                                         ----------------                  ----
MB Parent Common Stock.......................................................Recitals.............................2
MB Parent Preferred Stock....................................................Recitals.............................2
MB Parent Stockholders Agreement.............................................Section 2.1(c).......................6
MB Parent....................................................................Preamble.............................1
MB Personnel.................................................................Section 10.10.......................36
MB Plan......................................................................Section 3.14(a).....................16
MB Retirees..................................................................Section 10.10.......................36
MB Transition Services Agreement.............................................Section 3.20(a).....................19
Merger Certificate...........................................................Section 1.2..........................3
Merger Consideration.........................................................Section 1.8(a).......................4
Merger.......................................................................Section 1.1..........................3
MergerSub Certificate of Incorporation.......................................Recitals.............................1
MergerSub Common Stock.......................................................Recitals.............................1
MergerSub Debt...............................................................Recitals.............................2
MergerSub Participating Preferred Stock......................................Recitals.............................1
MergerSub Preferred Stock....................................................Recitals.............................1
MergerSub....................................................................Preamble.............................1
Mosby Transition Services Agreement..........................................Section 3.20(a).....................19
NYBCL........................................................................Section 1.1..........................3
Other Taxes..................................................................Section 11.1........................37
Owned Properties.............................................................Section 3.10(a).....................12
Partnership Interest Purchase Agreement......................................Section 2.1(d).......................6
Permitted Liens..............................................................Section 3.9.........................12
Plans........................................................................Section 3.14(a).....................16
Real Properties..............................................................Section 3.10(b).....................12
REBV.........................................................................Preamble.............................1
Records......................................................................Section 8.4(a)......................30
Reed Parties.................................................................Preamble.............................1
Renegotiation Period.........................................................Section 2.5..........................9
Revision Date................................................................Section 2.5..........................9
Share or Shares..............................................................Section 1.8(a).......................4
Subsidiary...................................................................Section 3.6(b)......................11
Substitution Transaction.....................................................Section 2.5..........................9
Surviving Corporation........................................................Section 1.1..........................3
Surviving Corporation Shareholders Agreement.................................Section 2.1(c).......................6
Tax or Taxes.................................................................Section 3.17(c)(i)..................18
Tax Claim....................................................................Section 11.7........................39
Tax Return...................................................................Section 3.17(c)(ii).................19
Third-Party Claim............................................................Section 11.6........................39
Times Mirror.................................................................Preamble.............................1
Times Mirror 401(k) Plan.....................................................Section 10.4........................34
Times Mirror Entity..........................................................Section 10.8(a).....................35
Times Mirror ESOP............................................................Section 10.5........................35
Times Mirror Plan............................................................Section 3.14(a).....................16



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
                                                                             Cross Reference
Term                                                                          in Agreement                     Page
----                                                                         ----------------                  ----
TM Transition Services Agreement.............................................Section 3.20(b).....................19
TMD..........................................................................Preamble.............................1
Top 100 Publications.........................................................Section 3.11(b).....................13
Trademarks...................................................................Section 3.11(a).....................13
Unaudited Financial Statements...............................................Section 3.7(b)......................12
Voting Power.................................................................Recitals.............................1

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of April 27, 1998 is among THE TIMES MIRROR COMPANY, a Delaware corporation, ("Times Mirror"), MATTHEW BENDER & COMPANY, INCORPORATED, a New York corporation and an indirect wholly owned subsidiary of Times Mirror ("MB"), TMD, INC., a Delaware corporation ("TMD" and together with Times Mirror and MB, the "TM Parties"), REED ELSEVIER U.S. HOLDINGS INC., a Delaware corporation ("REUS"), REED ELSEVIER OVERSEAS BV, a private limited liability company incorporated under the laws of the Kingdom of the Netherlands ("REBV" and together with REUS, "Acquiror"), CBM ACQUISITION PARENT CO., a Delaware corporation and a subsidiary of Acquiror ("MB Parent"), and CBM MERGERSUB CORP., a New York corporation ("MergerSub" and, together with Acquiror and MB Parent, the "Reed Parties").

         WHEREAS, the TM Parties, Acquiror, MB Parent and CBM Acquisition Corp. have entered into an Agreement and Plan of Merger dated as of April 26, 1998 (the "Existing Merger Agreement");

         WHEREAS, the TM Parties and the Reed Parties desire to amend and restate the Existing Merger Agreement on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, in anticipation of the Merger (as defined in Section 1.1), MB Parent will file a Restated Certificate of Incorporation of MB Parent, substantially in the form attached hereto as Exhibit A (the "MB Parent Certificate of Incorporation") with the Secretary of State of the State of Delaware;

         WHEREAS, in anticipation of the Merger, MergerSub will file a Restated Certificate of Incorporation of MergerSub substantially in the form attached hereto as Exhibit B (the "MergerSub Certificate of Incorporation") with the Secretary of State of the State of New York;

         WHEREAS, immediately prior to the Effective Time (as defined below), in consideration of an amount in cash equal to $1,375,000,000 less the net proceeds received by MergerSub from the MergerSub Debt (as defined below) from REUS and REBV, MergerSub will issue to REUS (i) seven hundred and ninety-two (792) shares of Common Stock, par value $.01 per share, of MergerSub ("MergerSub Common Stock"), which MergerSub Common Stock will have 16% of the voting power of all of the outstanding shares of capital stock entitled to vote in an election of directors ("Voting Power") and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation, (ii) 75% of the authorized shares of Nonvoting Participating Preferred Stock, par value $.01 per share, of MergerSub ("MergerSub Participating Preferred Stock"), and (iii) 75% of the authorized shares of Voting Preferred Stock, par value $.01 per share, of MergerSub ("MergerSub Preferred Stock"), which MergerSub Preferred Stock will have 60% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation and MergerSub will issue to REBV (i) one hundred and ninety-eight (198) shares of MergerSub Common Stock, which MergerSub Common Stock will have 4% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation, (ii) 25% of the authorized shares of MergerSub Participating Preferred Stock, which MergerSub Participating Preferred Stock will have no Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation and (iii) 25% of the authorized shares of MergerSub Preferred Stock, which MergerSub Preferred Stock will have 20% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation;

         WHEREAS, immediately prior to the Effective Time (as defined in Section 1.3), MergerSub will borrow $600,000,000 on terms not inconsistent with the terms set forth in Section 7.8 ("MergerSub Debt") from an affiliate of Acquiror;

         WHEREAS, immediately prior to the Effective Time, in consideration for 75% of the authorized and outstanding shares of MergerSub Preferred Stock and 75% of the authorized and outstanding shares of MergerSub Participating Preferred Stock held by REUS, MB Parent will issue to REUS 75% of the authorized shares of Voting Preferred Stock, par value $.01 per share, of MB Parent ("MB Parent Preferred Stock"), which MB Parent Preferred Stock will have 60% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MB Parent Certificate of Incorporation;

         WHEREAS, immediately prior to the Effective Time, in consideration for 25% of the authorized and outstanding shares of MergerSub Preferred Stock and 25% of the authorized and outstanding shares of MergerSub Participating Preferred Stock held by REBV, MB Parent will issue to REBV 25% of the MB Parent Preferred Stock, which MB Parent Preferred Stock will have 20% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as set forth in the MB Parent Certificate of Incorporation;

         WHEREAS, immediately prior to the Effective Time, in consideration for $1,375,000,000, MB Parent will issue to MergerSub 100% of the authorized shares of Common Stock, par value $.01 per share, of MB Parent ("MB Parent Common Stock"), which MB Parent Common Stock will have 20% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MB Parent Certificate of Incorporation;

         WHEREAS, in anticipation of the Merger, MB Parent will cause Liberty Bell I, LLC, a single-member Delaware limited liability company ("LLC") to be formed under the laws of the State of Delaware prior to the Effective Time by filing with the Secretary of State of the State of Delaware the Certificate of Formation of LLC which is attached hereto in the form filed as Exhibit C (the "LLC Certificate of Formation");

         WHEREAS, in anticipation of the Merger, MB Parent, an affiliate of MB Parent and Times Mirror will enter into the Limited Liability Company Agreement of LLC pursuant to which the affiliate of MB Parent shall be appointed the initial manager of LLC and, immediately after the Effective Time, Times Mirror shall be appointed the manager of LLC, in the form attached hereto as Exhibit D (the "LLC Agreement");

         WHEREAS, immediately after the Effective Time, in accordance with the terms of the LLC Agreement, MB Parent will make a contribution to LLC in the amount of $1,375,000,000;

         WHEREAS the Boards of Directors of Times Mirror, TMD, MB, Acquiror, MB Parent and MergerSub have each (i) determined that the Merger is fair and in the best interests of their respective stockholders and (ii) approved the Merger in accordance with this Agreement; and

         WHEREAS for federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986 as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Times Mirror, TMD, MB, Acquiror, MB Parent and MergerSub hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         SECTION 1.1. The Merger. At the Effective Time (as defined in Section 1.3) and upon the terms and subject to the conditions of this Agreement and in accordance with the New York Business Corporation Law (the "NYBCL"), MergerSub shall be merged with and into MB (the "Merger"). Following the Merger, MB shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of MergerSub shall cease. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code.

         SECTION 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger in form and substance complying with all applicable provisions of the NYBCL (the "Merger Certificate") shall be duly executed and acknowledged by MB and MergerSub and thereafter delivered to the Secretary of State of the State of New York for filing pursuant to the NYBCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed with the Secretary of State of the State of New York in accordance with the NYBCL or such later time as Times Mirror and Acquiror may agree upon and cause to be set forth in the Merger Certificate (the time the Merger becomes effective being referred to herein as the "Effective Time").

         SECTION 1.3. Closing of the Merger. The closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at a time which shall be at 9:00 AM (effective as of the preceding 12:00 midnight) and on a date (the "Closing Date") which shall be on the first business day of the calendar month following the month during which satisfaction or waiver of the conditions set forth in Section 2.1 at the offices of Gibson, Dunn &

Crutcher LLP, 200 Park Avenue, New York, New York 10166, unless another time, date or place is agreed to in writing by the parties hereto.

         SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the NYBCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of MB and MergerSub shall vest in the Surviving Corporation and all debts, liabilities and duties of MB and MergerSub (including any debts, liabilities and duties arising under this Agreement after the Effective Time) shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of MergerSub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of MergerSub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 1.6. Directors. The directors of MergerSub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

         SECTION 1.7. Officers. The officers of MergerSub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

         SECTION 1.8.  Conversion of Shares.

                  (a) Merger Consideration. At the Effective Time, each share of common stock, par value $100.00 per share, of MB (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held in MB's treasury or by any of MB's Subsidiaries), all of which are owned by TMD, shall, by virtue of the Merger and without any action on the part of MergerSub, MB or the holder thereof, be converted into and shall become the right to receive a number of the fully paid and nonassessable shares of MB Parent Common Stock held by MergerSub immediately prior to the Effective Time equal to a fraction, the numerator of which is the number of shares of MB Parent Common Stock held by MergerSub immediately prior to the Effective Time and the denominator of which is the number of Shares outstanding immediately prior to the Effective Time (the "Merger Consideration").

                  (b) Conversion of Stock of MergerSub. At the Effective Time
(i) each outstanding share of the MergerSub Common Stock shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation, having designations, preferences, voting powers, rights and qualifications identical to those of the MergerSub Common Stock, (ii) each outstanding share of the MergerSub Participating Preferred Stock shall be converted into one share of nonvoting participating preferred stock, par value $.01 per share, of the Surviving Corporation, having designations, preferences, voting powers, rights and qualifications identical to those of the MergerSub Participating Preferred Stock and (iii) each outstanding share of MergerSub Preferred Stock shall be converted into one share of preferred stock, par value $.01 per share, of the Surviving Corporation, having designations, preferences, voting powers, rights and qualifications identical to those of the MergerSub Preferred Stock.

                  (c) Cancellation of Treasury Shares. At the Effective Time, each Share held in the treasury of MB or by any Subsidiary of MB immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of MergerSub, MB or the holder thereof, be canceled, retired and cease to exist and no Merger Consideration shall be delivered with respect thereto.

         SECTION 1.9. No Appraisal Rights. The holders of Shares shall not be entitled to appraisal rights.

         SECTION 1.10.  Exchange of Certificates.

                  (a) Delivery of Certificates Representing Merger Consideration. At the Effective Time, MergerSub shall deliver to TMD for exchange in accordance with this Article 1, certificates representing the number of shares of MB Parent Common Stock issuable pursuant to Section 1.8 in exchange for certificates representing outstanding Shares.

                  (b) Delivery of Certificates Representing Shares. At the Effective Time, TMD shall deliver to MergerSub for cancellation in accordance with this Article 1 certificates representing the Shares.

                  (c) Effect of Exchange. All shares of MB Parent Common Stock issued upon the surrender of certificates representing Shares in accordance with the terms hereof shall be deemed, to the fullest extent permitted by applicable law, to have been issued in full satisfaction of all rights pertaining to such Shares, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time.

                                    ARTICLE 2

                              CONDITIONS TO CLOSING

         SECTION 2.1. Conditions to All Parties' Obligations. The respective obligations of the parties hereto to consummate the Merger shall be subject to the satisfaction (or waiver by each party) as of the Effective Time of the following conditions:

                  (a) HSR Act; Other Governmental Approvals. Any waiting period applicable to the consummation of the Merger contemplated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") shall have expired or have been terminated, and any other notice or approvals to or of any federal, state or foreign governmental authority with respect to the Merger shall have been either filed or received.

                  (b) No Order. No federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

                  (c) Certain Agreements. (i) Acquiror, MB Parent, TMD and Times Mirror each will have executed and delivered a stockholders' agreement with respect to MB Parent, substantially in the form attached hereto as Exhibit E (the "MB Parent Stockholders Agreement"), (ii) MB Parent shall have adopted bylaws in form and substance reasonably satisfactory to the parties hereto and not inconsistent with the terms of this Agreement, (iii) Acquiror, MB Parent and MergerSub each will have executed and delivered a shareholders' agreement with respect to MergerSub, substantially in the form attached hereto as Exhibit F (the "Surviving Corporation Shareholders Agreement") and (iv) MergerSub shall have adopted bylaws in form and substance reasonably satisfactory to the parties hereto and not inconsistent with the terms of this Agreement and (v) MB Parent and Times Mirror shall have executed and delivered the LLC Agreement.

                  (d) Closing Under the Partnership Interest Purchase Agreement. All of the conditions to the consummation of the transactions contemplated by the Partnership Interest Purchase Agreement of even date herewith by and among Times Mirror, TM ShepCo, Inc., Shepard's Inc., Reed Books Inc. and Reed Elsevier Inc., a copy of which is attached hereto as Exhibit G (the "Partnership Interest Purchase Agreement"), shall have been satisfied or waived and the closing thereunder shall have taken place concurrently with the closing hereunder.

         SECTION 2.2. Conditions to the Reed Parties' Obligations. The obligations of the Reed Parties to consummate the Merger are subject to the satisfaction (or waiver by each of the Reed Parties) as of the Effective Time of the following conditions:

                  (a) Representations, Warranties and Covenants. Subject to
Section 2.3, the representations and warranties of each of the TM Parties made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as specifically contemplated by this Agreement, on and as of the Closing Date, as though made on and as of the Closing Date, and each of the TM Parties shall have performed or complied with, or shall have caused to be performed or complied with, in all material respects all obligations and covenants required by this Agreement to be performed or complied with by the TM Parties or any affiliate of Times Mirror by the time of the Closing; and the Reed Parties shall have received from each of the TM Parties a certificate dated the Closing Date and signed by an authorized officer of each of the TM Parties confirming the foregoing.

                  (b) Certificates of Good Standing. The Reed Parties shall have received (i) from each of the TM Parties certificates as to the TM Parties issued by the appropriate governmental authority of the state of incorporation of each of the TM Parties, (ii) from MB certificates as to MB issued by the appropriate governmental authority of each of the states set forth on Schedule 3.1, (iii) from MB certificates as to each of the corporations and other entities set forth on Schedule 3.6 issued by the appropriate governmental authority of each of the jurisdictions or states of incorporation or organization of such corporations or other entities and (iv) from Times Mirror a certificate as to LLC issued by the appropriate governmental authority of the jurisdiction of formation of LLC, in each case evidencing such corporation or other entity's good standing in such jurisdiction or state as of a date not more than ten days prior to the Closing Date.

                  (c) Resolutions. The Reed Parties shall have received (i) from MB certified copies of resolutions duly adopted by the Board of Directors of MB authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) from TMD certified copies of resolutions duly adopted by the Board of Directors of TMD authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (iii) from Times Mirror certified copies of resolutions duly adopted by the Board of Directors of Times Mirror authorizing the execution, delivery and performance of this Agreement and of the LLC Agreement and the consummation of the transactions contemplated hereby and thereby, and all such resolutions shall not have been revoked and shall remain in full force and effect.

                  (d) Third-Party Consents. The TM Parties shall have obtained in writing any third-party consents required under any of the Contracts indicated by an asterisk on Schedule 3.3.

                  (e) Legal Opinion. The Reed Parties shall have received the opinion of legal counsel to the TM Parties, in form and substance reasonably satisfactory to each of them, substantially in the form attached hereto as Exhibit H.

         SECTION 2.3. Exception to the Conditions to the Reed Parties' Obligations. The language of Section 2.2 notwithstanding, the conditions to the obligations of the Reed Parties to consummate the Closing contained in Sections 2.2(a) and 2.2(d) shall be deemed satisfied if Times Mirror delivers to the Reed Parties a certificate dated the Closing Date and signed by an authorized officer of Times Mirror setting forth any failure of any condition contained in Section 2.2(a) or 2.2(d) and undertaking to indemnify the Reed Parties with respect to any and all damage, loss (including any diminution in the value of the assets of MB), liability and expense (including reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Losses"); provided, however, that the exception set forth in this
Section 2.3 shall apply only in the case where (i) the Losses are readily quantifiable, (ii) the failure of the applicable condition results in Losses which are capable of being adequately recompensed by the payment of money, and
(iii) the amount of any such Losses, in the aggregate, does not exceed an amount equal to 10% of the value of the Merger Consideration; provided, still further, however, that any indemnification provided pursuant to this Section 2.3 shall be subject to the provisions of Sections 11.4 and 11.6. In the absence of fraud or willful misconduct on the part of any of the TM Parties, or any of their respective officers, directors, employees or agents in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, the remedy contained in this Section 2.3 shall constitute the sole and exclusive remedy of Acquiror with respect to any failure of the conditions to the obligations of Acquiror to consummate the Closing contained in Sections 2.2(a) and 2.2(d) to be satisfied as of the Closing and, without limitation, Acquiror shall have no right to indemnification pursuant to Section 11.1 or 11.2 for any Losses incurred as a result of any such failure.

         SECTION 2.4. Conditions to TM Parties' Obligations. The obligations of the TM Parties to consummate the Merger are subject to the satisfaction (or waiver by each of the TM Parties) as of the Effective Time of the following conditions:

                  (a) Representations, Warranties and Covenants. The representations and warranties of each of the Reed Parties made in this Agreement shall be true and correct as of the date of this Agreement and on and as of the Closing Date, as though made on and as of the Closing Date, and each of the Reed Parties shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Reed Parties or any affiliate of the Reed Parties by the time of the Closing; and the TM Parties shall have received from each of the Reed Parties a certificate dated the Closing Date and signed by an authorized officer of each of the Reed Parties confirming the foregoing.

                  (b) Certificates of Good Standing. The TM Parties shall have received from the Reed Parties (other than REBV) certificates as to the Reed Parties issued by the appropriate governmental authority of the jurisdiction of incorporation of each of the Reed Parties (other than REBV) evidencing its good standing in such jurisdiction or state as of a date not more than ten days prior to the Closing Date.

                  (c) Resolutions. The TM Parties shall have received (i) from MergerSub certified copies of resolutions duly adopted by the Board of Directors of MergerSub authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (ii) from MB Parent certified copies of resolutions duly adopted by the Board of Directors of MB Parent authorizing the execution, delivery and performance of this Agreement and the LLC Agreement and the consummation of the transactions contemplated hereby and thereby, (iii) from each of the Reed Parties certified copies of resolutions duly adopted by the respective Boards of Directors of each of the Reed Parties authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and all such resolutions shall not have been revoked and shall remain in full force and effect.

                  (d) Third-Party Consents. The Reed Parties shall have obtained in writing any material third-party consents required under any of the contracts to which any of the Reed Parties is a party.

                  (e) Lease Guaranty. Acquiror shall have executed and delivered to Times Mirror, for the benefit of itself and the owner of the real property known as 201 Mission Street, San Francisco, California, a guaranty of the obligations of MB under the lease between MB and the owner of such real property with respect to such real property, substantially in the form attached hereto as
Exhibit I.

                  (f)      Legal Opinions.

                           (i) MB, TMD and Times Mirror shall have received the opinion of legal counsel to the Reed Parties, in form and substance reasonably satisfactory to each of them, substantially in the form attached hereto as Exhibit J.

                           (ii) Times Mirror shall have received a favorable opinion of its legal counsel, in form and substance reasonably satisfactory to it, as to the qualification of the Merger as a reorganization under the provisions of Section 368 of the Code.

                  SECTION 2.5. Substitution Transaction. In the event that the condition to the obligations of Times Mirror, TMD and MB to consummate the Closing contained in Section 2.4(f)(ii) is not satisfied or waived by October 31, 1998 or such earlier date on which all other conditions in Sections 2.1, 2.2 and 2.4 have been satisfied or waived (the "Revision Date") then (i) the condition to the obligations of the parties to consummate the transactions contemplated by the Partnership Interest Purchase Agreement contained in Section 2.01(c) of such Agreement shall be waived effective as of the opening of business on the Revision Date, (ii) this Merger Agreement shall not, notwithstanding any provision of Article 9, terminate prior to January 31, 1999,
(iii) for a period of 45 days from the Revision Date (the "Renegotiation Period"), Acquiror and Times Mirror shall enter into bona-fide negotiations with a view to determining whether agreement can be reached as to the terms and conditions upon which the transactions contemplated by this Agreement may be restructured so as to replicate as much as practicable the relative economic benefits that each party and their Affiliates would have derived from the transactions contemplated by the Agreement (any such restructured transaction hereafter referred to as the "Substitution Transaction"), (iv) unless the parties agree to the terms and conditions of a Substitution Transaction during the Renegotiation Period, as soon as practicable following the expiration of such period, Times Mirror shall sell to REUS and REUS shall purchase from Times Mirror, all the outstanding shares of MB for a cash purchase price of $1,375,000,000 and (v) the terms and conditions of this Agreement shall apply mutatis mutandis, to the sale and purchase referred to in (iv) above, except that the reference in Article 9 to "October 31, 1998" shall be replaced with a reference to "January 31, 1999" and Section 2.4(f)(ii) shall be deleted.

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF MB

         MB hereby represents and warrants to each of the Reed Parties as follows:

         SECTION 3.1. Organization and Good Standing of MB. MB is a corporation duly organized and validly existing under the laws of the State of New York. MB has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not have a material adverse effect on the business, financial condition or results of operations of MB and its subsidiaries, taken as a whole (a "MB Material Adverse Effect"). MB is duly qualified and in good standing to do business in the jurisdictions set forth on Schedule 3.1, which jurisdictions constitute each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure be so qualified or in good standing would not have a MB Material Adverse Effect. MB has made available to Acquiror, MB Parent and MergerSub true and complete copies of (a) the Certificate of Incorporation, as amended to date, and the Bylaws, as in effect on the date of this Agreement, of MB and (b) the stock certificates and transfer records and the minute books of MB.

         SECTION 3.2. Authority. MB has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary corporate action required to have been taken by or on behalf of MB by applicable law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of MB of this Agreement and (b) the performance by MB of its obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of MB, enforceable against it in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) for the limitations imposed by general principles of equity (the foregoing exceptions set forth in clauses (i) and (ii) being referred to as the "Enforceability Exceptions").

         SECTION 3.3. No Breach. The execution and delivery of this Agreement by MB do not, and the consummation of the transactions to which MB is a party contemplated hereby will not, (a) violate or conflict with the Articles of Incorporation or Bylaws of MB or (b) except as set forth on Schedule 3.3 hereto, constitute a material breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any of the Contracts, or violate or conflict with any law, rule or regulation to which it or any material portion of its assets is subject.

         SECTION 3.4. Consents and Approvals. Neither the execution and delivery of this Agreement by MB nor the consummation of the transactions to which MB is a party contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or foreign governmental or regulatory authority, except (a) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act and (b) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, (i) would not prevent MB from performing its obligations under this Agreement and (ii) would not have a MB Material Adverse Effect.

         SECTION 3.5. Capital Stock of MB. The authorized capital stock of MB consists of 7,500 shares of common stock, par value $100.00 per share, of which 5,400 shares, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the Shares, there are no shares of capital stock or other equity securities of MB outstanding. The Shares have not been issued in violation of, and none of the Shares is subject to, any preemptive or subscription rights. There are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than under this Agreement) pursuant to which MB is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of MB, and no equity securities of MB are reserved for issuance for any purpose. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

         SECTION 3.6.  Equity Interests.

                  (a) Equity Interests. Except as set forth on Schedule 3.6, MB does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity.

                  (b) Organization and Good Standing of Subsidiaries. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals, the lack of which would not have a MB Material Adverse Effect. Each Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a MB Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation are identified on Schedule 3.6. "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by MB.

                  (c) Capitalization of Subsidiaries. Except as disclosed in
Schedule 3.6, all of the outstanding capital stock or other voting securities of each Subsidiary is owned by MB, directly or indirectly, free and clear of any lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). There are no outstanding (i) securities of MB or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from MB or any Subsidiary, or other obligation of MB or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (the items in clauses 3.6(c)(i) and 3.6(c)(ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of MB or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 3.7.  Financial Statements.

                  (a) Audited Financial Statements. The financial statements set forth on Schedule 3.7(a), which consist of the audited consolidated balance sheets of MB and the notes thereto as of December 31, 1996 and December 31, 1997 (the "MB Balance Sheet"), and the audited consolidated statements of operations, shareholder's equity and cash flows and the notes thereto for the years ended December 31, 1995, 1996 and 1997, audited by Ernst & Young LLP, whose report thereon is included therewith (collectively, the "Audited Financial Statements"), (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, and (ii) present fairly, in all material respects, MB's consolidated financial position and the consolidated results of its operations and cash flows as of the dates thereof and for the periods covered thereby.

                  (b) Unaudited March 31, 1998 Financial Statements. The unaudited financial statements set forth on Schedule 3.7(b), which consist of the unaudited condensed consolidated balance sheets of MB as of March 31, 1998 and the notes thereto and the unaudited condensed consolidated statements of operations, shareholder's equity and cash flows of MB for the three-month period ended March 31, 1998 (the "Unaudited Financial Statements"), were prepared in accordance with GAAP, to the extent applicable to interim financial statements (including APB Opinion No. 28), applied on a consistent basis with the Audited Financial Statements except (i) as disclosed in the notes thereto, and (ii) such financial statements have not been audited, and such Unaudited Financial Statements present fairly, in all material respects, MB's consolidated financial position and the consolidated results of its operations and cash flows as of the date thereof and for the period covered thereby. The Unaudited Financial Statements are based on amounts which are consistent, insofar as applicable, with those used in compiling the unaudited financial statements of Times Mirror which will be set forth in its Report on Form 10-Q to be filed with the Securities and Exchange Commission in May 1998.

         SECTION 3.8.  INTENTIONALLY OMITTED.

         SECTION 3.9. Assets Other Than Real Property. MB or one of its Subsidiaries, as the case may be, has good title to all material assets, except as otherwise specified below in this Section 3.9, reflected on the MB Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of the MB Balance Sheet in the ordinary course of business consistent with past practice, free and clear of all mortgages, liens, security interests or other encumbrances of any nature whatsoever, except (a) such as are disclosed on Schedule 3.9 and (b) Permitted Liens. For purposes of this Agreement, "Permitted Liens" shall mean (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, (ii) liens arising under the original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course, (iii) liens for current Taxes and other governmental obligations not yet due and payable and (iv) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the business of the respective owner thereof, and operation of the specific assets to which they relate.

         This Section 3.9 does not relate to real property or interests in real property, which are the subject of Section 3.10, or to intellectual property, which is the subject of Section 3.11.

         SECTION 3.10.  Real Property.

                  (a) Owned Property. Schedule 3.10(a) sets forth a complete list of all real property and interests in real property owned in fee by MB or any of its Subsidiaries ("Owned Properties").

                  (b) Leased Property. Schedule 3.10(b) sets forth a complete list of all real property and interests in real property leased by MB or any of its Subsidiaries ("Leased Properties," and together with the Owned Properties, "Real Properties") and identifies any leases relating to the Leased Properties.

                  (c) Title to Real Property. MB or one of its Subsidiaries, as the case may be, has (i) good and marketable fee title to all Owned Property and
(ii) good and marketable title to the leasehold estates in all Leased Property, in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) Permitted Liens, (B) easements, covenants, rights-of-way and other similar restrictions of record and (C) (x) zoning, building and other similar restrictions, (y) mortgages, liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on property over which MB has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (z) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (x), (y) and (z) above materially impairs the continued use in the business of MB or such Subsidiary, as the case may be, and operation of the property to which they relate.

         SECTION 3.11.  Intellectual Property.

                  (a) Trademarks. Schedule 3.11(a) sets forth a true and complete list of all United States and foreign registered trademarks, material common law trademarks, internet domain names, trade names, service marks and applications therefor (collectively, "Trademarks ") that are registered or filed in the name of or owned by MB or any of its Subsidiaries. With respect to registered Trademarks, Schedule 3.11(a) contains a list of all United States and foreign jurisdictions in which such trademarks are registered or applied for and all registration and application numbers.

                  (b) Copyrights. Schedule 3.11(b) sets forth a true and complete list of the United States copyright registrations with respect to the top 100 publications (based on revenue) of MB (the "Top 100 Publications"). To the Knowledge of MB, MB or one of its Subsidiaries owns the copyrights to or otherwise has all rights sufficient to reproduce, publish and distribute all of the publications of MB as currently being reproduced, published or distributed by MB or any of its subsidiaries, except where any failure to own such copyright or to otherwise have such rights would not have a MB Material Adverse Effect.

                  (c) Licenses. Except as disclosed on Schedule 3.11(c), neither MB nor any of its Subsidiaries has licensed to any third party the right to distribute or the right, on an exclusive basis, to use or exploit any of the Top 100 Publications in any jurisdiction.

                  (d) Claims. Except as set forth on Schedule 3.11(d) or on
Schedule 3.13, no claims are pending or, to the Knowledge of MB, threatened in writing against MB or any of its Subsidiaries by any person with respect to the ownership, validity, enforceability or use of any Intellectual Property Rights owned by MB or its Subsidiaries or otherwise challenging or questioning the validity or effectiveness of any such Intellectual Property Rights except for any such claims that would not have a MB Material Adverse Effect. Except as set forth on Schedule 3.11(d), no claims are pending or, to the Knowledge of MB, threatened in writing against MB or any of its subsidiaries as of the date of this Agreement by any person in which such person alleges that any activities or conduct of business of MB or any of its subsidiaries infringes upon the intellectual property rights of any third party except for any such claims that would not have a MB Material Adverse Effect. "Intellectual Property Right" means any trademark, service mark, trade dress, trade name, mask work, invention, patent, trade secret, copyright or know-how (including any registrations or applications for registration of any of the foregoing).

         SECTION 3.12. Contracts. Schedules 3.12(a) through 3.12(l) set forth a true and complete list of each of the following types of contracts to which MB or any of its Subsidiaries is a party (together with leases related to the Leased Properties, "Contracts"):

                  (a) Employment, Independent Contractor and Consulting Agreements. (i) Any employment agreement, employment contract or any agreement or contract providing for the payment of any severance compensation or deferred or contingent compensation to any MB Employee (as defined in Section 10.10) or for the provision, vesting and/or acceleration of any employee benefits following a change of ownership or control of MB and (ii) any independent contractor or consulting agreement (except those described in Section 3.12(k)) that has an aggregate liability after June 30, 1998 in excess of $250,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $250,000;

                  (b) Collective Bargaining Agreements. Any employee collective bargaining agreement or other contract with any labor union;

                  (c) Non-Competition Agreements. Any covenant or agreement that restricts the ability of MB or any of its subsidiaries to engage in any line of business in any place in the world or that would so limit MB or any Subsidiary after June 30, 1998;

                  (d) Agreements with Officers, Directors or Employees. Any agreement or contract with any officer, director or employee of MB or any of its Subsidiaries (other than employment agreements covered by paragraph (a) above);

                  (e) Leases of Real Property. Any lease or similar agreement under which MB or any of its Subsidiaries is a lessor or sublessor of, or makes available for use by any third party, any Real Property;

                  (f) Personal Property Leases. Any lease or similar agreement under which (i) MB is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) MB is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by MB or any of its Subsidiaries, in any such case which has an aggregate liability after June 30, 1998 in excess of $250,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $250,000;

                  (g) Supply and Service Agreements. (i) Any continuing agreement or contract for the future purchase by MB or any of its Subsidiaries of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) or (ii) any advertising agreement or arrangement (including any advertising agreements or arrangements to which any of the TM Parties or any Subsidiary of MB is a party and that is applicable to MB or any of its Subsidiaries), in any such case which has an aggregate liability after June 30, 1998 in excess of $250,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $250,000;

                  (h) Indebtedness. Any agreement or contract under which MB or any of its Subsidiaries has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness;

                  (i) Guarantees. Any agreement or contract under which any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of MB or any of its Subsidiaries (other than endorsements for the purpose of collection in the ordinary course of business);

                  (j) Partnerships and Joint Ventures. Any partnership agreement or other joint venture agreement to which MB or any of its Subsidiaries is a party;

                  (k) Author Contracts. Any agreement or contract under which MB or any of its Subsidiaries is obligated to pay compensation to any Author in connection with the reproduction, publication, sale, sublicense or distribution of any of the Top 100 Publications. "Author" as used herein means any author, editor, photographer, illustrator or successor or assignee thereof; and

                  (l) Other Agreements. Any other agreement, contract, lease, license, commitment or instrument to which MB or any of its Subsidiaries is a party or by or to which the assets or business of MB or any of its subsidiaries is bound or subject which in any case has an aggregate liability after June 30, 1998 in excess of $250,000 and is not terminable by notice of less than 60 calendar days for a cost of less than $250,000 (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice).

Except as disclosed on Schedule 3.12 or the other schedules hereto, MB or one of its Subsidiaries, as applicable, has performed all material obligations required to be performed by it to date under the Contracts to which it is a party and it is not in breach or default in any material respect thereunder and, to the Knowledge of MB, no other party to any of the Contracts is in breach or default in any material respect thereunder.

         SECTION 3.13. Litigation; Decrees. Schedule 3.13 sets forth a list, as of the date of this Agreement, of all pending and, to the Knowledge of MB, threatened lawsuits or claims with respect to which MB or any of its Subsidiaries has contacted in writing the defendant or has been contacted in writing by the claimant or by counsel for the claimant by or against MB or any of its Subsidiaries or any of the properties, assets, operations or businesses or MB or any of its Subsidiaries and which (a) involve a claim by or against MB or any of its Subsidiaries of more than $250,000, (b) seek any injunctive relief or (c) relate to the transactions contemplated by this Agreement. To the Knowledge of MB, except as disclosed on Schedule 3.13, neither MB nor any of its Subsidiaries is in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to MB or any of its Subsidiaries or any of the properties, assets, operations or businesses of MB or any of its Subsidiaries, except where such default would not have a MB Material Adverse Effect.

         SECTION 3.14.  Employee and Related Matters; ERISA.

                  (a) Plans. Schedule 3.14(a) sets forth each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, hospitalization, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, cafeteria and flexible spending, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement (including any contracts or agreements with certain employees of MB or any of its Subsidiaries that relate to the transactions contemplated by this Agreement) providing employee benefits that is maintained or contributed to by the TM Parties or any of their respective subsidiaries in which any MB Personnel have participated or under which any MB Personnel have accrued and remain entitled to any benefits (the "Plans"). Each Plan covering only MB Personnel (a "MB Plan") is identified as such on Schedule 3.14(a). Each Plan not so identified shall, for purposes of this Agreement, be referred to as a "Times Mirror Plan." MB has delivered to Acquiror true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such a summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Plan. Neither MB nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group including MB under Section 4001(a)(14) of ERISA (as defined in Section 3.14(b)) (an "ERISA Affiliate") would be liable for any amount pursuant to Section 4062, 4063 or 4064 of ERISA, if any Plan which is subject to Title IV of ERISA were to terminate. Except as disclosed on Schedule 3.14(a), no MB Employee is entitled to any benefit under any Plan by reason of the transactions contemplated hereby, and no Plan includes any common stock or other security issued by Times Mirror or any ERISA Affiliate among its assets.

                  (b) Compliance with ERISA and the Code. None of the TM Parties or any of the Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which MB or any of its subsidiaries would be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(1) of ERISA or a material Tax imposed pursuant to Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Code. Except as described on Schedule 3.14(b), each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. Each Plan intended to be a qualified plan under Code
Section 401 has received a favorable determination letter to that effect (a copy of which has been delivered to Acquiror) and nothing has occurred since the issuance of such letter that would adversely affect the Tax qualification of any such Plan. There are no pending or, to the Knowledge of MB, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than ordinary course claims for benefits).

                  (c) Multiemployer Plan Liabilities. Except as disclosed on
Schedule 3.14(c), none of the TM Parties or any ERISA Affiliate is, or has been within the last six years, obligated to contribute, on behalf of any current or former employee of MB, to a multiemployer plan (as defined in Section 3(37) of ERISA) and no such ERISA Affiliate is liable or reasonably expected to be liable for any withdrawal liability under Section 4201 of ERISA.

                  (d) Accumulated Funding Deficiencies; Liens. None of the Plans or any trust established thereunder has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

                  (e) Employee Welfare Benefit Plans. With respect to any Plan that is an employee welfare benefit plan, except as disclosed on Schedule 3.14(e), (i) no such Plan is unfunded or funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) to the Knowledge of MB, each such Plan that is a group health plan, as such term is defined in
Section 5000(b)(1) of the Code, complies with the applicable requirements of
Section 4980B(f) of the Code.

         SECTION 3.15. Absence of Changes or Events. Except as set forth on
Schedule 3.15, since the date of the MB Balance Sheet, there has not been a material adverse change in the business, financial condition or results of operations of MB and its Subsidiaries, taken as a whole, other than changes relating to the economy in general or the legal publishing industry in general and not specifically relating to MB. Except as disclosed on Schedule 3.15 or as contemplated by this Agreement, since the date of the MB Balance Sheet, the business of MB and its Subsidiaries has been conducted in the ordinary course consistent with past practice.

         SECTION 3.16. Compliance with Applicable Laws. Except as previously disclosed by MB to Acquiror in writing, or as set forth on any Schedule to this
Agreement:

                  (a) General. MB and each of its Subsidiaries is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign, except for any such incidents of noncompliance that would not have a MB Material Adverse Effect. This Section 3.16 does not relate to matters with respect to Taxes. This Section 3.16(a) does not relate to environmental matters, which are the subjects of Sections 3.16(b), 3.16(c) and 3.16(d).

                  (b) Hazardous Materials. There has been no release of any Hazardous Material to soil or water at, on, or from any of the Real Properties during the period that MB or any of its divisions or subsidiaries has owned or leased such Real Property, except for any such releases that would not have a MB Material Adverse Effect.

                  (c) Notices of Certain Environmental Matters. MB has not received written notice of any alleged violation of Environmental Law or liability for any release of any Hazardous Material in connection with the present or past business or properties of MB or any of its subsidiaries, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, proceeding, citation, summons or government agency investigation relating thereto, except for any such matters that would not have a MB Material Adverse Effect.

                  (d) Definitions. For purposes of Sections 3.16(b) and 3.16(c):

                           (i) "Hazardous Material" means any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, or common law; or which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
         Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated as such by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States or state or any political subdivision thereof.

                           (ii) "Environmental Law" means any applicable statute, regulation, rule, ordinance, code, license or order, of any governmental agency, department, commission, board, bureau or instrumentality of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment with respect to Hazardous Materials.

         SECTION 3.17.  Taxes.

                  (a) Tax Returns and Taxes. Except as set forth on Schedule 3.17(a), MB and its Subsidiaries have filed or caused to be filed in a timely manner (within any applicable extension periods) with the appropriate Tax authorities all Tax Returns they are required to have filed and have paid all Taxes they are required to have paid, except where the failure to have filed such a Tax Return would not have a MB Material Adverse Effect. There are no material Tax liens or assessments against MB or any of its Subsidiaries or any property or assets of the MB or any of its Subsidiaries, other than liens for Taxes that are not due and payable.

                  (b) Tax Claims. Except as set forth on Schedule 3.17(b), no material claim for assessment or collection of Taxes is presently being asserted against MB or any of its Subsidiaries and neither MB nor any of its Subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does MB have knowledge of any such threatened action, proceeding or investigation.

                  (c) Definitions. For purposes of this Agreement:

                           (i) "Tax" (including "Taxes") means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, excise, stamp, premium, property or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; and

                           (ii) "Tax Return" means any return, report, statement or information statement required to be filed with respect to Taxes.

         SECTION 3.18. Employee and Labor Relations. Except as set forth on
Schedule 3.18, (a) there is no labor strike, dispute, or work stoppage or lockout pending or, to the Knowledge of MB, threatened against or affecting MB or any of its Subsidiaries; (b) to the Knowledge of MB, no union organizing campaign is in progress or threatened with respect to the MB Employees; (c) there is no unfair labor practice charge or complaint against MB or any of its Subsidiaries pending or, to the Knowledge of MB, threatened before the National Labor Relations Board, (d) there is no pending or, to the Knowledge of MB, threatened grievance that would have a MB Material Adverse Effect and (e) no charges with respect to or relating to MB or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any state agency responsible for the prevention of unlawful employment practices as to which there is a reasonable likelihood of adverse determination, other than those which, if so determined, would not have a MB Material Adverse Effect.

         SECTION 3.19. Working Capital. As of the Effective Time, the amount by which the total current liabilities of MB exceed the total current assets of MB (net of allowances for doubtful accounts and returns and excluding any current portion of deferred income taxes), in each case as reflected on the Closing Balance Sheet and determined in accordance with GAAP applied on a basis consistent with the Audited Financial Statements (the "MB Net Working Capital Deficit") shall not be greater than $5,288,000.

         SECTION 3.20.  Transition Services Agreements.

                  (a) Mosby Transition Services Agreement. MB and Mosby, Inc. have entered into a transition services agreement, copy of which is attached hereto as Exhibit K (the "Mosby Transition Services Agreement"), pursuant to which MB will provide certain specified transition services to Mosby, Inc. for a specified period of time after the Effective Time.

                  (b) TM Transition Services Agreement. MB, Times Mirror and an affiliate of Times Mirror have entered into a transition services agreement, a copy of which is attached hereto as Exhibit L (the "TM Transition Services Agreement"), pursuant to which MB will provide certain specified transition services to Times Mirror and its affiliate for a specified period of time after the Effective Time.

                  (c) MB Transition Services Agreement. MB and Times Mirror have entered into a transition services agreement, a copy of which is attached hereto as Exhibit M (the "MB Transition Services Agreement"), pursuant to which Times Mirror will provide certain specified transition services to MB for a specified period of time after the Effective Time.

         SECTION 3.21. Intercompany Liabilities. As of the Closing Date, there will be no intercompany liabilities outstanding between MB or any of its Subsidiaries, on the one hand, and Times Mirror or any of its affiliates (other than MB or any of its Subsidiaries) on the other hand.

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                              TIMES MIRROR AND TMD

         Times Mirror and TMD, severally and not jointly, hereby represent and warrant to each of the Reed Parties as follows:

         SECTION 4.1.  Organization and Good Standing of Times Mirror and TMD.

                  (a) As to Times Mirror. Times Mirror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Times Mirror has all requisite corporate power and authority and, to the Knowledge of Times Mirror, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not prevent Times Mirror from performing its obligations under this Agreement.

                  (a) As to TMD. TMD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TMD has all requisite corporate power and authority and, to the Knowledge of TMD, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not prevent TMD from performing its obligations under this Agreement.

         SECTION 4.2.  Authority.

                  (a) As to this Agreement. Each of Times Mirror and TMD has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions to which Times Mirror or TMD is a party contemplated hereby. All necessary corporate action required to have been taken by or on behalf of each of Times Mirror and TMD by applicable law or its respective charter documents has been taken to authorize (i) the approval, execution and delivery on behalf of Times Mirror or TMD of this Agreement and
(ii) the
performance by Times Mirror and TMD of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of each of Times Mirror and TMD, enforceable against each of them in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.,

                   (b) As to the LLC Agreement. Times Mirror has all requisite corporate power and authority to execute and deliver the LLC Agreement and to consummate the transactions to which Times Mirror is a party contemplated thereby. All necessary corporate action required to have been taken by or on behalf of Times Mirror by applicable law or its charter documents has been taken to authorize (i) the approval, execution and delivery on behalf of Times Mirror of the LLC Agreement and (ii) the performance by Times Mirror of its obligations under the LLC Agreement and the consummation of the transactions contemplated thereby. When executed and delivered, the LLC Agreement will constitute a valid and binding agreement of Times Mirror, enforceable against it in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

         SECTION 4.3. No Breach. The execution and delivery of this Agreement by each of Times Mirror and TMD do not, and the consummation of the transactions to which Times Mirror and TMD is a party contemplated hereby will not, (a) violate or conflict with the organizational documents of Times Mirror or TMD or (b) constitute a material breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which Times Mirror or TMD is a party or by which it is bound, or violate or conflict with any law, rule or regulation to which it or any material portion of its assets is subject.

         SECTION 4.4. Consents and Approvals. Neither the execution and delivery of this Agreement by either of Times Mirror or TMD nor the consummation of the transactions to which Times Mirror or TMD is a party contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (a) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act and (b) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent Times Mirror or TMD from performing its obligations under this Agreement.

         SECTION 4.5. Title to and Transfer of the Shares. TMD is the record owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.

         SECTION 4.6.  INTENTIONALLY OMITTED.

         SECTION 4.7. Brokers. No broker, finder or investment banker other than Goldman, Sachs & Co. is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the TM Parties.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES
                               OF THE REED PARTIES

         The Reed Parties hereby represent and warrant to each of the TM Parties as follows:

         SECTION 5.1.  Organization and Good Standing of the Reed Parties.

                  (a) As to REUS and REBV. REUS is a corporation duly organized, validly existing and in good standing under the laws of Delaware. REBV is a private limited liability company duly organized and validly existing under the laws of the Kingdom of the Netherlands. REUS and REBV have all requisite corporate power and authority and, to the Knowledge of Acquiror, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not have a material adverse effect on their ability to perform their obligations under this Agreement (an "Acquiror Material Adverse Effect")

                  (b) As to MB Parent. MB Parent is a corporation duly organized and validly existing under the laws of the State of Delaware. MB Parent has all requisite corporate power and authority and, to the Knowledge of Acquiror, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently contemplated to be conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which will not have a material adverse effect on the business, financial condition or results of operations of MB Parent.

                  (c) As to MergerSub. MergerSub is a corporation duly organized and validly existing under the laws of the State of New York. MergerSub has all requisite corporate power and authority and, to the Knowledge of Acquiror, possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently contemplated to be conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which will not have a material adverse effect on the business, financial condition or results of operations of MergerSub.

         SECTION 5.2.  Authority.

                  (a) As to this Agreement. Each of the Reed Parties has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions to which any of the Reed Parties is a party contemplated hereby. All necessary corporate action required to have been taken by or on behalf of each of the Reed Parties by applicable law or its respective charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of each of the Reed Parties of this Agreement and (b) the performance by each of the Reed Parties of its respective obligations under this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of each of the Reed Parties, enforceable against each of them in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

                   (b) As to the LLC Agreement. MB Parent has all requisite corporate power and authority to execute and deliver the LLC Agreement and to consummate the transactions to which MB Parent is a party contemplated thereby. All necessary corporate action required to have been taken by or on behalf of MB Parent by applicable law or its charter documents has been taken to authorize
(a) the approval, execution and delivery on behalf of MB Parent of the LLC Agreement and (b) the performance by MB Parent of its obligations under the LLC Agreement and the consummation of the transactions contemplated thereby.

         SECTION 5.3.  No Breach.

                  (a) As to this Agreement. The execution and delivery of this Agreement by each of the Reed Parties do not, and the consummation of the transactions to which the Reed Parties is a party contemplated hereby will not,
(i) violate or conflict with the organizational documents of the Reed Parties or
(ii) constitute a material breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which any of the Reed Parties is a party or by which it is bound, or violate or conflict with any law, rule or regulation to which it or any material portion of its assets is subject.

                  (b) As to the LLC Agreement. The execution and delivery of the LLC Agreement will not, and the consummation of the transactions to which MB Parent is a party contemplated thereby will not, (i) violate or conflict with the organizational documents of MB Parent or (ii) constitute a material breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which MB Parent will be a party or by which it will be bound, or violate or conflict with any law, rule or regulation to which it or any material portion of its assets is subject.

         SECTION 5.4. Consents and Approvals. Neither the execution and delivery of this Agreement by any of the Reed Parties nor the consummation of the transactions to which any of the Reed Parties is a party contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (a) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act, (b) any consent, approval, authorization, permit, filing or notice required under the federal or state securities or state blue sky laws in connection with the transactions contemplated by Sections 7.1 and 7.2 of this Agreement and (c) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, (i) would not prevent Acquiror from performing its obligations under this Agreement and (ii) would not have an Acquiror Material Adverse Effect.

         SECTION 5.5. Funding. Acquiror has and will have as of immediately prior to the Effective Time on hand or committed cash and cash equivalent assets of not less than the sum of $1,375,000,000 plus the aggregate amount of expenses and fees payable by the Reed Parties, MB

Parent or MergerSub in connection with this Agreement and the LLC Agreement and the transactions contemplated hereby and thereby.

         SECTION 5.6. Brokers. No broker, finder or investment banker other than Morgan Stanley & Co. Incorporated is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Reed Parties.

         SECTION 5.7. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including aggregate indebtedness of MergerSub to an affiliate of Acquiror in an amount equal to $600,000,000), neither MB Parent nor MergerSub has incurred any obligation or liability or engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

                                    ARTICLE 6

                           COVENANTS OF THE TM PARTIES

         SECTION 6.1. Delivery of Interim Financial Statements. As soon as practicable and in any event not later than 45 days after the end of any fiscal quarter of MB ending after the date hereof and prior to the Effective Time, MB shall, and Times Mirror shall cause MB to, deliver to Acquiror the unaudited condensed consolidated balance sheet of MB as of the end of such fiscal quarter and the unaudited condensed consolidated statements of operations, shareholder's equity and cash flows for the fiscal quarter then ended, which shall be prepared in accordance with GAAP, applied in a manner consistent with the preparation of the Audited Financial Statements, except that the financial statements delivered pursuant to this Section 6.1 will be interim financial statements and will not include all of the information and footnotes required by GAAP for complete financial statements, and, in the opinion of the management of MB, will include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of MB's consolidated financial position and the consolidated results of its operations and cash flows as of the date thereof and for the period covered thereby. The financial statements delivered pursuant to this
Section 6.1 shall be accompanied by a certificate of the Chief Financial Officer of MB confirming that such financial statements have been prepared as described above.

         SECTION 6.2. Access. Prior to the Closing, the TM Parties and their respective officers, directors, employees, advisors, representatives and authorized agents will provide Acquiror, MergerSub and their respective representatives, employees, counsel and accountants, during scheduled appointments approved by MB occurring during normal business hours and in a manner not unreasonably disruptive to the conduct of the business of MB or any of MB's officers, directors, employees, advisors, representatives or authorized agents, access to the personnel, properties, books and records of MB and its Subsidiaries, including access to MB Employees for the purpose of pre-enrolling such MB Employees in any employee benefit or welfare plans of Acquiror; provided, however, that all information and documentation made available pursuant to the terms of this Section 6.2 shall be subject to the terms of the

Confidentiality Agreement between an affiliate of the Reed Parties and Times Mirror dated as of December 26, 1997 (the "Confidentiality Agreement").

         SECTION 6.3. Ordinary Conduct. Except as contemplated by this Agreement or as set forth on Schedule 6.3, from the date of this Agreement to the Closing Date, MB will, and will cause its Subsidiaries to, conduct its business in the ordinary course, consistent with past practices, and will make all reasonable efforts consistent with past practices to preserve its relationships with customers, suppliers and others with whom MB deals. Except as contemplated by this Agreement, MB will not, and will cause its Subsidiaries not to, do any of the following, without the prior written consent of Acquiror:

                  (a) Charter and Bylaws. Amend its charter or bylaws;

                  (b) Dividends. Declare or pay any dividend or make any other distributions to TMD or Times Mirror whether or not upon or in respect of any shares of its capital stock, except such dividend or dividends as may be required to provide funds in order to cancel intercompany indebtedness in order to comply with Section 3.21; provided, however, that MB may declare and make a non-cash distribution to Times Mirror of any intercompany receivable owing from Times Mirror to MB as of the Effective Time. For purposes of this Agreement, including Section 3.21, cash sweeps shall be treated as adjustments to the intercompany accounts between MB or the applicable Subsidiaries and Times Mirror or its applicable affiliate, as the case may be;

                  (c) Capital Stock. Redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

                  (d) Employee Matters. Adopt or amend in any material respect any employment agreement, Plan or collective bargaining agreement, except as required by law;

                  (e) Compensation. (i) Grant to any executive officer or employee any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment or a change of ownership or control of the employer, except (A) as may be required under existing agreements or outstanding offers listed on Schedule 10.3, (B) in the ordinary course of business consistent with past practice, (C) agreements substantially similar to those described on Schedule 3.12(a) with any employees of MB hired after the date of this Agreement (to the extent consistent with those of such agreements entered into prior to the date of this Agreement with respect to the level of benefits provided and the seniority level of the employees covered thereby) or (D) any increases, payments or benefits for which Times Mirror shall be solely obligated, including any such increases, payments or benefits payable as a result of the consummation of the Merger or (ii) terminate any executive officer or employee other than in the ordinary course of business consistent with past practice;

                  (f) Indebtedness. Incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than any indebtedness owing to Times Mirror or any indebtedness incurred in the ordinary course of business consistent with past practice; provided that in no event shall MB or any of its Subsidiaries incur, assume or guarantee any long-term indebtedness for borrowed money;

                  (g) Encumbrances. Permit, allow or suffer any of its assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than those excepted from the representations set forth in Sections 3.9 and 3.10;

                  (h) Cancellation of Indebtedness. Cancel any indebtedness owing to MB or any of its Subsidiaries, or waive any claims or rights, other than cancellations or waivers that cover any indebtedness, claims or rights that, individually, have a value of less than $50,000 and that, in the aggregate, have a value of less than $250,000; provided, further, however, that MB may cancel any intercompany receivable owing from Times Mirror to MB as of the Closing Date;

                  (i) Related Party Transactions. Except for (i) dividends or distributions not prohibited under clause (b) above, (ii) indebtedness not prohibited by clause (f) above and (iii) intercompany transactions permitted under clause (h) above or in the ordinary course of business and consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with Times Mirror or any affiliate of Times Mirror;

                  (j) Accounting Policies. Make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

                  (k) Reorganizations. Acquire or agree to acquire by merging or consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than inventory);

                  (l) Capital Expenditures. Make or incur any capital expenditures other than those made or incurred in accordance with Times Mirror's fiscal year 1998 capital expenditure budget with respect to MB heretofore disclosed to Acquiror;

                  (m) Asset Dispositions. Sell, lease, license or otherwise dispose of, or agree to sell, lease, license or otherwise dispose of, any of its assets, except in the ordinary course of business and except for sales, leases, licenses or dispositions of assets that, individually, have a value of less than $250,000 and, in the aggregate, have a value of less than $500,000;

                  (n) Certain Litigation. Settle any of the actions, claims, lawsuits or proceedings disclosed in items 3 and 4 of Schedule 3.13;

                  (o) Agreements. Agree, whether in writing or otherwise, to do any of the foregoing.

         SECTION 6.4. Insurance. The TM Parties shall keep, or cause to be kept, all insurance policies presently maintained relating to MB and its properties, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date.
Schedule 6.4 sets forth all the insurance policies presently owned and maintained by MB. Any and all insurance policies not listed on Schedule 6.4 presently maintained relating to MB are maintained by Times Mirror. Neither MB nor Acquiror will have any rights under any such insurance policies not listed on Schedule 6.4 from and after the Closing Date with the exception of such policies that do not name Times Mirror or any of its other subsidiaries as named insureds.

         SECTION 6.5. Year 2000 Software. Times Mirror, MB and its Subsidiaries shall begin to implement as soon as practicable after the date hereof and thereafter shall continue to implement with reasonable diligence the plan previously disclosed to the Reed Parties for the conversion of software systems of MB and its Subsidiaries to include calendar year 2000 conversion and compatibilities.

         SECTION 6.6. Confidentiality Following Effective Time. After the Effective Time, Times Mirror shall, and shall cause its affiliates and its and their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, hold in confidence all confidential documents and information concerning MB and its Subsidiaries. The terms of the Confidentiality Agreement shall apply, mutatis mutandis, to the obligations set forth in the preceding sentence.

         SECTION 6.7. GLS. Effective as of the Effective Time, Times Mirror shall assign all of its rights to and interest in the license from GLS, Inc. and the related sublicense to MB to Reed Elsevier Properties Inc., a Delaware corporation.

                                    ARTICLE 7

                          COVENANTS OF THE REED PARTIES

         SECTION 7.1. INTENTIONALLY OMITTED.

         SECTION 7.2. Certain Pre-Effective Time Transactions. Each of the Reed Parties and each of the TM Parties will consummate, immediately prior to the Effective Time, each of the transactions described below to which it is a party:

                  (a) Issuance of MergerSub Common Stock and MergerSub Preferred Stock. In consideration for an amount in cash equal to $1,375,000,000 less the net proceeds received by MergerSub from the MergerSub Debt from REUS and REBV, MergerSub will issue to REUS (i) seven hundred and ninety-two (792) shares of MergerSub Common Stock, which MergerSub Common Stock will have 16% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation,
(ii) 75% of the authorized shares of MergerSub Participating Preferred Stock, which MergerSub Participating Preferred Stock will have no Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation and (iii) 75% of the authorized shares of MergerSub Preferred Stock, which MergerSub Preferred Stock will have 60% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the

MergerSub Certificate of Incorporation and MergerSub will issue to REBV (i) one hundred ninety-eight (198) shares of MergerSub Common Stock, which MergerSub Common Stock will have 4% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation, (ii) 25% of the authorized shares of MergerSub Participating Preferred Stock, which MergerSub Participating Preferred Stock will have no Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation and (iii) 25% of the authorized shares of MergerSub Preferred Stock, which MergerSub Preferred Stock will have 20% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MergerSub Certificate of Incorporation.

                  (b) Issuance of MB Parent Preferred Stock. In consideration for 100% of the authorized and outstanding shares of MergerSub Preferred Stock and 100% of the authorized and outstanding shares of MergerSub Participating Preferred Stock held by Acquiror, MB Parent will issue to Acquiror 100% of the authorized shares of MB Parent Preferred Stock, which MB Parent Preferred Stock will have 80% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MB Parent Certificate of Incorporation.

                  (c) Issuance of MB Parent Common Stock. In consideration for $1,375,000,000, MB Parent will issue to MergerSub 100% of the authorized shares of MB Parent Common Stock, which MB Parent Common Stock will have 20% of the Voting Power and such other designations, preferences, voting powers, rights and qualifications as are set forth in the MB Parent Certificate of Incorporation.

                  (d) Contribution to LLC. Immediately after the Effective Time, MB Parent will, and Acquiror will cause MB Parent to, in accordance with the terms of the LLC Agreement, make a contribution to LLC in the amount of $1,375,000,000.

         SECTION 7.3. Confidentiality. Each of the Reed Parties acknowledges that the information being provided to it by or on behalf of each of the TM Parties is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement will terminate only with respect to information relating solely to MB and its Subsidiaries, and each of the Reed Parties acknowledges that any and all other information provided to it by Times Mirror or Times Mirror's representatives concerning any other subsidiary of Times Mirror or any other operations of Times Mirror shall remain subject to the terms and conditions of the Confidentiality Agreement after the Effective Time.

         SECTION 7.4. No Additional Representations. Each of the Reed Parties acknowledges that none of the TM Parties or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding MB except as expressly set forth in this Agreement or the schedules hereto, and none of the TM Parties or any other person will have or be subject to any liability or indemnification obligation to any of the Reed Parties or any other person resulting from the distribution to any of the Reed Parties or the use by any of the Reed

Parties of any such information, including the Confidential Offering Memorandum dated March 1998 prepared by Goldman, Sachs & Co. related to MB and any information, document, or material made available to any of the Reed Parties in certain "data rooms," management presentations or in any other form in expectation of the transactions contemplated by this Agreement.

         SECTION 7.5. Action Contrary to Tax-Free Treatment. Neither Acquiror nor MB Parent has any plan or intention to, and for a period of two years after the Effective Time shall not, (a) liquidate MB, (b) merge MB into another corporation, (c) sell or otherwise dispose of the stock of MB or (d) without the prior written consent of Times Mirror (which shall not be unreasonably withheld or delayed), cause or permit MB to sell or otherwise dispose of any of its assets outside of the ordinary course of business.

         SECTION 7.6. Guaranty of Performance by REUS. REUS, as an obligor and not as a surety, guarantees the performance by the Reed Parties of its obligations under this Agreement.

         SECTION 7.7. Enforceability of LLC Agreement. The Reed Parties will not commence, maintain or join any action (at law or otherwise) that asserts that the LLC Agreement is unenforceable.

         SECTION 7.8. MergerSub Debt. The MergerSub Debt shall include the following terms and conditions: (i) the principal amount of such debt shall be equal to $600,000,000; (ii) interest shall be payable at least annually at an annual rate not less than 5% nor greater than 7-1/2%; (iii) the maturity date shall be 7 years from the date of initial issuance (but may be repaid and reborrowed within such term); and (iv) the debt shall be unsecured and not subordinated to any other indebtedness of MergerSub or the Surviving Corporation. For a period of five years from the date of issuance, the Surviving Corporation's aggregate indebtedness for money borrowed shall not exceed $700,000,000.

         SECTION 7.9. Formation of LLC. Prior to the Effective Time, MB Parent shall form LLC by filing with the Secretary of State of Delaware the LLC Certificate of Formation.

                                    ARTICLE 8

                                MUTUAL COVENANTS

         SECTION 8.1. Cooperation. The Reed Parties and the TM Parties shall cooperate with each other and shall cause their respective officers, employees, affiliates, agents, auditors and representatives to cooperate with each other after the Effective Time to ensure the orderly transfer of MB to Acquiror and to minimize any disruption to the respective businesses of MB or Acquiror that might result from the transactions contemplated hereby.

         SECTION 8.2. Publicity. The Reed Parties and the TM Parties agree that, from the date of this Agreement through the Effective Time, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of each other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow each other party reasonable time within any constraints imposed by such law, rule or regulation to comment on such release or announcement in advance of such issuance.

         SECTION 8.3. Antitrust Notification. Each of Times Mirror and Acquiror will as promptly as practicable, but in no event later than ten Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Each of Times Mirror and Acquiror shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Times Mirror and Acquiror shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Times Mirror and Acquiror will use reasonable best efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated hereby.

         SECTION 8.4.  Records.

                  (a) At the Effective Time, Times Mirror shall deliver or cause to be delivered to Surviving Corporation all original agreements, documents, books, records and files (collectively, "Records"), in the possession of Times Mirror related to the business and operations of MB and its Subsidiaries to the extent not then in the possession of MB, subject to the following exceptions:

                           (i) Times Mirror may retain all Records related to or prepared in connection with the services to be provided by Times Mirror to MB pursuant to the MB Transition Services Agreement until the expiration of the term thereof;

                           (ii) Each of the Reed Parties recognizes that certain Records may contain incidental information relating to MB or may relate primarily to subsidiaries or divisions of Times Mirror other than MB or businesses of MB previously sold, and that Times Mirror may retain such Records and shall provide copies of the relevant portions thereof to the Reed Parties;

                           (iii) Times Mirror may retain all Records prepared in connection with the Merger, including bids received from other parties and analyses relating to MB; and

                           (iv) Times Mirror may retain any Tax Returns or Tax records, and the Reed Parties shall be provided with copies of such Tax Returns or Tax records, only to the extent that they relate to MB's Tax Returns for taxable periods ending after the Effective Time.

                  (b) After the Effective Time, upon reasonable written notice, Times Mirror, Acquiror, MB Parent and Surviving Corporation agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours and at the expense of the requesting party, to such information (including Records pertinent to MB and its Subsidiaries) and assistance relating to MB as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns or the defense of any Tax Claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of Times Mirror, Acquiror, MB Parent or Surviving Corporation.

         SECTION 8.5. Closing Balance Sheet; Closing Financial Reporting (FDC) Package.

                  (a) Closing Balance Sheet. As soon as practicable and in any event not later than 45 days after the Effective Time, Times Mirror will deliver to Acquiror an unaudited consolidated balance sheet of MB as of the Effective Time (the "Closing Balance Sheet") and a calculation of the MB Net Working Capital Deficit as of the Effective Time. The Closing Balance Sheet shall be prepared in accordance with GAAP and on a basis consistent with the Audited Financial Statements. The Closing Balance Sheet shall be accompanied by a certificate of the Chief Financial Officer of Times Mirror confirming that the Closing Balance Sheet has been prepared as described above. Each of Acquiror and Surviving Corporation agrees to cooperate with Times Mirror, including providing to Times Mirror access to any Records of MB necessary to the preparation of the Closing Balance Sheet, in the preparation of the Closing Balance Sheet.

                  (b) Closing Financial Reporting (FDC) Package. Each of Acquiror and MergerSub agrees to cooperate with Times Mirror, including providing a closing Financial Reporting (FDC) Package of MB, in support of Times Mirror's compliance with any financial reporting requirements of Times Mirror under the rules and regulations promulgated by the Securities and Exchange Commission for any period ending at or prior to the Effective Time.

         SECTION 8.6. Further Assurances. From time to time, as and when requested by any party hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         SECTION 8.7. Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

                                    ARTICLE 9

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent of Times Mirror, TMD, MB, Acquiror, MB Parent and MergerSub;

                  (b) by any of the Reed Parties or the TM Parties if (i) any federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, decree or ruling which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by October 31, 1998; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

                  (c) by any of the TM Parties if (i) there shall have been a breach of any representation or warranty on the part of any of the Reed Parties set forth in this Agreement or if any representation or warranty of any of the Reed Parties shall have become untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within twenty business days after notice by any of the TM Parties thereof, provided that none of the TM Parties has breached any of its obligations hereunder; (ii) there shall have been a breach by any of the Reed Parties of any of its covenants or agreements hereunder having an Acquiror Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Merger, and Acquiror, MB Parent or MergerSub, as the case may be, has not cured such breach within twenty business days after notice by any of the TM Parties thereof, provided that neither Times Mirror, TMD nor MB has breached any of obligations hereunder; or

                  (d) by any of the Reed Parties, subject to Section 2.3, if (i) there shall have been a breach of any representation or warranty on the part of any of the TM Parties set forth in this Agreement or if any representation or warranty of any of the TM Parties shall have become untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within twenty business days after notice by Acquiror or MergerSub thereof, provided that none of the Reed Parties has breached any of their respective obligations hereunder; (ii) there shall have been a breach by any of the TM Parties of any of their respective covenants or agreements hereunder having a MB Material Adverse Effect or materially adversely affecting (or materially delaying) the consummation of the Merger, and MB, TMD or Times Mirror, as the case may be, has not cured such breach within twenty business days after notice by any of the Reed Parties thereof, provided that none of the Reed Parties has breached any of their respective obligations hereunder.

         SECTION 9.2.  INTENTIONALLY OMITTED.

         SECTION 9.3 Return of Confidential Information. In the event of termination by any party pursuant to Section 9.1, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (a) The Reed Parties shall return and cause to be returned all documents and copies and other material received from or on behalf of any of the TM Parties relating to the business of Times Mirror, MB or any other subsidiary of Times Mirror or to the transactions contemplated hereby, whether obtained before or after the execution hereof, to Times Mirror; and

                  (b) All confidential information received by the Reed Parties with respect to the businesses of Times Mirror, MB or any other subsidiary of Times Mirror shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         SECTION 9.4 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 9.1, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Section 7.4 relating to the obligation of each of the Reed Parties to keep confidential certain information and data obtained by it, (b)
Section 7.5 relating to the acknowledgment by each of the Reed Parties that no additional representations were made by or on behalf of Times Mirror or MB other than those set forth in this Agreement, (c) Section 8.2 relating to publicity,
(d) Section 13.1 relating to expenses generally, (e) Section 13.2 relating to attorneys' fees and expenses, (f) Section 13.5 relating to notices, (g) Section
13.11 relating to arbitration and consent to jurisdiction, (h) Section 13.15 relating to the limitation on consequential and punitive damages and (i) this
Article 9. Nothing in this Article 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                   ARTICLE 10

                          EMPLOYEE AND RELATED MATTERS

         SECTION 10.1.  Continuation of Employment.

                  (a) Employment. Surviving Corporation shall assume responsibility for all MB Employees subject to the provisions of this Article
10. Any MB Employee who is described in clause (ii) of the definition thereof (set forth in Section 10.10 hereof) at the Effective Time shall be offered active employment with Surviving Corporation following the expiration of such leave of absence only to the extent that MB would have been obligated to offer employment to any such employee had the transactions contemplated hereby not occurred. Times Mirror shall retain the obligation to provide worker's compensation, short-term disability, long-term disability and other benefits to any employee described in the previous sentence to the extent that such benefit is insured under a Times Mirror Plan and the event giving rise to such benefit occurred prior to the Effective Time; but only until such time as such MB Employee is offered employment by Surviving Corporation.

                  (b) No Termination. The consummation of the transactions contemplated hereby shall not be considered a termination of employment of any MB Employee; provided, that nothing in this Agreement shall be construed to limit Acquiror's or Surviving Corporation's ability to terminate the employment of any employee, including an MB Employee, at any time at or after the Effective Time.

                  (c) WARN Act and Other Matters. Surviving Corporation shall be fully responsible for any liability arising under the Worker Adjustment and Retraining Notification (WARN) Act arising in connection with the transactions contemplated by this Agreement. Except as expressly otherwise provided herein, all liabilities related to the termination of the employment of any of MB Employees on or after the Effective Time shall be the responsibility of Acquiror.

          SECTION 10.2. Continuation of Plans. As of the Effective Time, MB Employees shall cease to participate in or be covered by all Times Mirror Plans, and neither Acquiror, Surviving Corporation nor any other affiliate of Surviving Corporation shall have any responsibility for benefits or other liability under such Plans. Without limiting the foregoing, Times Mirror shall retain all liability with respect to (i) benefits for MB Retirees and their beneficiaries and (ii) "performance bonuses" and similar bonuses payable as a result of the consummation of the Merger. As of the Effective Time, Acquiror or Surviving Corporation shall become or continue as the sponsor of each MB Plan, and neither Times Mirror nor any other affiliate of Times Mirror shall have any responsibility for benefits under any such Plan. Without limiting the foregoing, Acquiror or Surviving Corporation shall be solely responsible for providing and continuing benefits under COBRA to MB Employees and qualified beneficiaries with respect to "qualifying events", as such term is used in Section 4980B of the Code, occurring at or after the Effective Time.

         SECTION 10.3. Acquiror's and Surviving Corporation Benefit Responsibilities. For a period starting at the Effective Time and ending on December 31, 1999, Acquiror or Surviving Corporation shall provide benefits to MB Employees which are substantially comparable in the aggregate to those provided to MB Employees immediately before the Effective Time, taking into account retirement plan benefits, defined contribution plan benefits (including a cash or deferred arrangement under Code Section 401(k)), comprehensive group health insurance (providing medical, hospitalization, prescription drug, mental health, substance abuse, employee assistance, dental and vision care benefits), life insurance and similar welfare benefits, including health insurance and life insurance for MB Retirees, and vacation, personal and sick leave benefits and severance benefits, but excluding options or other stock or equity-based awards. Acquiror or Surviving Corporation shall recognize service performed by MB Employees under the Plans prior to the Effective

Time: (i) for purposes of eligibility and vesting only, under all employee benefit plans maintained by Acquiror or Surviving Corporation at or after the Effective Time in which MB Employees participate; and (ii) (in addition to recognizing vacation accrual of each MB Employee prior to the Effective Time, in accordance with the terms of the relevant Plan) for purposes of benefit accrual, under vacation and severance plans maintained by Acquiror or Surviving Corporation at or after the Effective Time in which MB Employees participate. Acquiror or Surviving Corporation shall waive all preexisting condition exclusions under any health insurance plans maintained by Acquiror or Surviving Corporation after the Effective Time with respect to MB Employees to the extent such MB Employees had satisfied, prior to the Effective Time, the conditions for waiving corresponding exclusions under the Plans. In addition, Acquiror or Surviving Corporation shall assume sole responsibility for all individual agreements or plans or other arrangements to provide severance benefits to certain MB Employees, as set forth on Schedule 10.3 as amended through the Effective Time. For purposes of this Article 10, "comparable" shall mean benefits that are substantially similar in nature, scope, eligibility requirements and employee cost sharing.

         SECTION 10.4. Times Mirror 401(k) Plan Interests. Acquiror or Surviving Corporation shall, as soon as practicable after the Effective Time, establish, to the extent it does not already maintain, a defined contribution plan that is intended to meet the qualification requirements of Code Section 401(a) that includes a cash or deferred arrangement under Code Section 401(k), and that covers MB Employees, subject to minimum eligibility service requirements permitted under the Code (taking into account, however, prior service required to be taken into account under Section 10.3). Acquiror or Surviving Corporation, as the case may be, agrees that its defined contribution plan shall provide, or shall be amended to provide features substantially similar to those provided under the Times Mirror Savings Plus Plan ("Times Mirror 401(k) Plan"). As of the Effective Time, all MB Employees shall be made fully vested in their account balances under the Times Mirror 401(k) Plan (subject to valuation and revaluation in accordance with the terms of the Times Mirror Plan). Distributions under the Times Mirror 401(k) Plan shall be available to MB Employees in accordance with the provisions of the Times Mirror 401(k) Plan and applicable law.

         SECTION 10.5. Times Mirror ESOP. Distributions under the Times Mirror Employee Stock Ownership Plan (the "Times Mirror ESOP") shall be available to MB Employees in accordance with the provisions of the Times Mirror ESOP and applicable law, taking into account amendments to the Times Mirror ESOP, effective January 1, 1995, pursuant to which all participants became fully vested in their accounts therein.

         SECTION 10.6. Times Mirror Defined Benefit Plan. Without limiting
Section 10.2, as of the Effective Time, MB Employees shall cease actively to participate in the Times Mirror Pension Plan, and neither Acquiror, Surviving Corporation nor any affiliate of Acquiror or Surviving Corporation shall have any responsibility for benefits or other liability under the Times Mirror Pension Plan. No assets or liabilities shall be transferred in respect of MB Employees from the Times Mirror Pension Plan to any plan or trust maintained by Acquiror or Surviving Corporation. Distributions under the Times Mirror Pension Plan shall be available to MB Employees in accordance with the provisions of the Times Mirror Pension Plan and applicable law. Without limiting Section 10.3, as of the Effective Time MB Employees shall be eligible to participate in the Reed Elsevier U.S. Retirement Plan (the "Acquiror Retirement Plan") in accordance with the terms of the Acquiror Retirement Plan, treating Surviving Corporation as a participating employer.

         SECTION 10.7. Coverage of Certain Welfare Benefits Through Effective Time. Times Mirror agrees to continue coverage of MB Personnel under the Times Mirror Group Benefit Plan up to the Effective Time and to provide benefits to or reimburse covered MB Employees for eligible health care and other eligible welfare expenses and services incurred up to the Effective Time in accordance with the terms of such Plan. For purposes of the foregoing, an expense or service is deemed to be incurred when the health care services are performed, or, with respect to welfare benefits other than medical or dental benefits, when the event giving rise to such expense or service occurs.

         SECTION 10.8.  Indemnification for Certain Matters.

                  (a) Indemnification by Times Mirror. Times Mirror shall indemnify each Acquiror Entity (as defined below) and each of their respective officers, directors, employees and agents and hold them harmless from any Losses (other than a Loss arising from an indemnification obligation under clause (b) below) suffered or incurred by any such indemnified party as a result of a Third-Party Claim (as defined in Section 11.6) which would not have been suffered or incurred by such indemnified party but for the treatment of any Times Mirror Entity and any Acquiror Entity as members, as a result of the transaction contemplated by this Agreement, of the same "controlled group" under
Section 414 of the Code or Title IV of ERISA. For purposes of this Section 10.8, "Acquiror Entity" means Acquiror and any of its affiliates thereof (including MB Parent and Surviving Corporation) that is treated as a member at any time of a controlled group that includes Acquiror under Section 414 of the Code or Title IV of ERISA and "Times Mirror Entity" means Times Mirror and any entity, other than an Acquiror Entity, that is treated as a member at any time of a controlled group that includes Times Mirror under Section 414 of the Code or Title IV of ERISA.

                  (b) Indemnification by Acquiror. Acquiror shall indemnify each Times Mirror Entity and each of their respective officers, directors, employees and agents and hold them harmless from any Losses (other than a Loss arising from an indemnification obligation under clause (a) above) suffered or incurred by any such indemnified party as a result of a Third-Party Claim which would not have been suffered or incurred by such indemnified party but for the treatment of any Times Mirror Entity and Acquiror Entity as members, as a result of the transaction contemplated by this Agreement, of the same "controlled group" under
Section 414 of the Code or Title IV of ERISA.

                  (c) Cooperation. After the Effective Time, Times Mirror and Acquiror shall, to the extent reasonably requested by either such party, share information concerning the funded status of retirement plans maintained by the Times Mirror Entities and the Acquiror Entities, respectively, including copies of actuarial valuations and similar reports.

                  (d) No Inference. No provision of this Section 10.8 shall be interpreted as giving rise to any inference that any Times Mirror Entity and any Acquiror Entity are or should be treated as members of the same "controlled group" for purposes of Section 414 of the Code, Title IV of ERISA, or any other purpose.

                  (e) Relationship to Section 2.3 and Article 11. Any indemnification under this Section 10.8 shall be subject to the procedures set forth in Section 11.6. Any indemnification under this Section 10.8 shall be subject to the provisions of Section 11.4 in the same manner as if this Section
10.8 were a part of Article 11. The indemnification provided under this Section
10.8 shall be exclusive of any indemnification provided pursuant to Section 2.3 or pursuant to Article 11. The obligations of Times Mirror and Acquiror set forth in this Section 10.8 shall not terminate.

         SECTION 10.9. Mutual Cooperation. Each of Times Mirror, Acquiror and Surviving Corporation agrees to cooperate, and agrees to use its best efforts to cause its affiliates to cooperate and in a complete, diligent and timely manner to provide each other such party with such compensation, service, payroll and other pertinent census data as may be required by such party for purposes of calculating or effecting distribution of benefits to which any MB Personnel may be entitled under any benefit plan established, maintained or contributed to by Times Mirror, Acquiror or Surviving Corporation.

         SECTION 10.10.  Certain Definitions.  For purposes of this Agreement:

                  (a) "MB Employee" means (i) all persons actively employed at the Effective Time by MB or any of its subsidiaries and (ii) all persons not so actively employed but who are, as of the Effective Time, with respect to MB or any of its subsidiaries, on any authorized leave of absence, on either short or long-term disability leave, on worker's compensation leave or on vacation or otherwise are absent with rights of recall or reinstatement.

                  (b) "MB Retirees" means all persons formerly employed by MB or any of its subsidiaries who are eligible to receive benefits under any Plans of Times Mirror or MB.

                  (c) "MB Personnel" means all MB Employees and MB Retirees.

                                   ARTICLE 11

                                 INDEMNIFICATION

         SECTION 11.1.  Tax Indemnification by Times Mirror.

         (a) Times Mirror shall indemnify Acquiror and its affiliates (including MB Parent and Surviving Corporation) and each of their respective officers, directors, employees and agents and hold them harmless from (i) all liability for (x) federal and state income, franchise or similar Taxes (including any liability for Tax of MB and its Subsidiaries under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law) ("Income Taxes") and (y) all Taxes other than Income Taxes to the extent in excess of the amount taken into account in the calculation of the MB Net Working Capital Deficit delivered to Acquiror pursuant to Section 8.5(a) ("Other Taxes") of MB and its Subsidiaries, for all periods ending on or before the

Closing Date, provided that Times Mirror shall be required to indemnify any such indemnified party in respect of Other Taxes only to the extent that such Other Taxes exceed $500,000 in the aggregate, and (ii) all liabilities, costs, expenses (including reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in clause (i) above. The Tax indemnity provided under this Section 11.1(a) shall not cover Tax liabilities resulting from any transactions of MB not in the ordinary course of business that occur on the Closing Date but after the Effective Time (which transactions, solely for purposes of the avoidance of doubt, shall not include the Merger). The parties agree that the Tax consequences of any such transaction shall be reflected on the Post-Closing Date Tax Return of MB as provided under Treasury Regulation Section 1.1502-76(b)(ii)(B) and any similar state, local or foreign Tax provisions. The Reed Parties and Times Mirror acknowledge that Times Mirror has no obligation to indemnify Acquiror or its affiliates for any Taxes other than specifically provided in this Section 11.1. The indemnification provided under this Section
11.1 shall be exclusive of any indemnification provided by Times Mirror pursuant to Section 2.3.

         (b) For purposes of this Section 11.1, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall (i) in the case of any Taxes other than gross receipts, sale or use taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in entire Tax period, and (ii) in the case of any Tax based upon or related to income and gross receipts, sales or use taxes, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. The portion of any credits relating to a Tax period that begins before and ends after the Closing Date shall be determined as though the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the past practice of MB and its Subsidiaries.

         SECTION 11.2. Other Indemnification by Times Mirror. Times Mirror shall indemnify Acquiror and its affiliates (including MB Parent and Surviving Corporation) and each of their respective officers, directors, employees and agents and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from (a) any failure of any representation or warranty of any of the TM Parties, other than the representations and warranties contained in Section 3.17, to be true and correct as of the Effective Time or (b) any breach by Times Mirror or TMD of any covenant contained in this Agreement or by MB of any covenant contained in this Agreement to be performed prior to the Effective Time; provided, however, that Times Mirror shall not have any liability under clause (a) of this Section 11.2 unless the aggregate of all Losses relating thereto for which Times Mirror would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $5,000,000 in which case Times Mirror shall be responsible for all such Losses; and provided further, however, that Times Mirror's aggregate liability under clause (a) of this Section 11.2 shall in no event exceed an amount equal to 25% of the value of the Merger Consideration. The indemnification provided under this Section 11.2 shall be exclusive of any indemnification provided by Times Mirror pursuant to Section 2.3 and shall be provided only with respect to matters discovered by Acquiror after the Effective Time.

         SECTION 11.3. Indemnification by Acquiror. Acquiror shall indemnify Times Mirror, TMD and their respective officers, directors, employees and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from (a) any failure of any representation or warranty of the Reed Parties to be true and correct as of the Effective Time or (b) any breach by the Reed Parties of any covenant contained in this Agreement; provided, however, that Acquiror shall not have any liability under clause (a) of this Section 11.3 unless the aggregate of all Losses relating thereto for which Acquiror would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $5,000,000, in which case Acquiror shall be responsible for all such Losses; and provided further, however, that Acquiror's aggregate liability under clause (a) of this Section
11.3 shall in no event exceed an amount equal to 25% of the value of the Merger Consideration.

         SECTION 11.4. Losses Net of Insurance. The amount of any Losses for which indemnification is provided under this Article 11 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Losses.

         SECTION 11.5. Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (a) pursuant to Section 11.1, shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof by waiver or otherwise), (b) pursuant to clause (a) of Sections 11.2 and 11.3, shall terminate when the applicable representation or warranty terminates pursuant to Section 13.13, and (c) pursuant to clause (b) of Sections 11.2 and 11.3, shall not terminate; provided, however, that as to clauses (a) and (b) above, such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (setting forth the detailed basis of such claim) to the indemnifying party.

         SECTION 11.6. Procedures Relating to Indemnification (Except Under
Section 11.1). In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 11.1) in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third-Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third-Party Claim within 10 Business Days after receipt by such indemnified party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within 5 Business Days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim.

         If a Third-Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party will not be liable to the indemnified party for legal fees and expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third-Party Claim as provided above). If the indemnifying party chooses to defend or prosecute any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). The indemnifying party shall obtain the prior written consent of the indemnified party (which shall not be unreasonably withheld) before entering into any settlement of such Third-Party Claim, if the settlement does not expressly unconditionally release the indemnified party from all liabilities and obligations with respect to such Third-Party Claim or the settlement imposes injunctive or other equitable relief against the indemnified party. All Tax Claims shall be governed by Section 11.7.

         SECTION 11.7.  Procedures Relating to Indemnification of Tax Claims.

                  (a) Notice of Tax Claim. If a claim shall be made against Acquiror or any of its affiliates by any taxing authority, which, if successful, would result in an indemnity payment to Acquiror or one of its affiliates pursuant to Section 11.1 (a "Tax Claim"), Acquiror shall promptly notify Times Mirror in writing of such Tax Claim stating the nature and basis of such Tax Claim and the amount thereof, to the extent known by Acquiror. If notice of a Tax Claim is not given to Times Mirror within a sufficient period of time to allow Times Mirror to effectively contest such Tax Claim, or in reasonable detail to apprise Times Mirror of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, Times Mirror shall not be liable to Acquiror or any of its affiliates to the extent that Times Mirror's ability to effectively contest such Tax Claim is actually prejudiced as a result thereof.

                  (b) Control of Proceedings. With respect to any Tax Claim that relates to a Tax period ending on or before the Closing Date, Times Mirror shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that Times Mirror shall not take or advocate (unless otherwise required by applicable law) any position that could reasonably be expected to have a material adverse effect on Acquiror or any of its affiliates (including MB Parent and Surviving Corporation).

                  (c) With respect to any Tax Claim that relates to a Tax period that begins before and ends after the Closing Date, Acquiror shall control all proceedings taken in connection with such Tax Claim; provided that Acquiror shall not settle any such proceeding, to the extent that such settlement would result in an indemnity payment to Acquiror or one of its affiliates pursuant to
Section 11.1, without the consent of Times Mirror (which consent shall not be unreasonably withheld).

         SECTION 11.8. Exclusive Remedy. In the absence of fraud or willful misconduct on the part of the indemnifying party, or any of its officers, directors, employees or agents in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, the remedy contained in Sections 10.8, 11.1, 11.2 and 11.3 shall constitute the sole and exclusive remedy of the indemnified party (and its affiliates and each of their respective officers, directors, employees and agents) against the indemnifying party for Losses suffered or incurred in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE 12

                                   TAX MATTERS

         SECTION 12.1.  Taxes.

                  (a) Returns and Payments. Times Mirror shall timely prepare and file with the Internal Revenue Service (the "IRS") all federal income and with the appropriate state agencies all consolidated, combined or unitary state income and franchise Tax Returns required to be filed by Times Mirror and its affiliates with respect to MB and its Subsidiaries for all taxable years ending at or before the Effective Time, and shall pay all Taxes due with respect to such Tax Returns. MB shall timely prepare and file, or cause to be prepared and filed, with the appropriate Tax authorities all other Tax Returns required to be filed by MB and its subsidiaries, and, subject to Section 11.1, shall pay all Taxes due with respect to such Tax Returns.

                  (b) Transfer Taxes. Acquiror shall pay all transfer Taxes resulting from the transactions contemplated by this Agreement.

         SECTION 12.2. Cooperation. Times Mirror, Acquiror, MB Parent and Surviving Corporation shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all Taxable periods relating to Taxes. Each party hereto shall retain or cause to be retained all books and records related to Tax matters related to MB and its Subsidiaries for periods ending on or before the Closing Date until the expiration of the applicable statute of limitations (giving effect to any extension or waiver thereof).

         SECTION 12.3. Tax Sharing Agreements. Any and all existing tax sharing agreements or arrangements binding MB or any of its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, neither MB nor any of its Subsidiaries shall have any further rights, obligations or liabilities thereunder.

         SECTION 12.4. FIRPTA. On or before the Closing Date, Times Mirror shall deliver to Acquiror a properly executed statement pursuant to Treasury Regulation Section 1.1445-2(b)(2) that TMD is not a "foreign person" for purposes of such Regulation.

                                   ARTICLE 13

                                  MISCELLANEOUS

         SECTION 13.1. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses. The fees, costs and expenses incurred by MB in connection with this Agreement and the transactions contemplated hereby shall be paid by Times Mirror.

         SECTION 13.2. Attorneys' Fees. Should any arbitration or litigation be commenced concerning this Agreement or the rights and duties of any party with respect to it, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such arbitration or litigation or in a separate action brought for that purpose.

         SECTION 13.3. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Times Mirror, TMD, MB, Acquiror, MB Parent or MergerSub (including by operation of law in connection with a merger, or sale of substantially all the assets, of Times Mirror, TMD, MB, Acquiror, MB Parent or MergerSub) without the prior written consent of the other parties hereto (except that nothing herein shall be construed (a) as obligating (i) Times Mirror to obtain the consent of MB or TMD, (ii) TMD to obtain the consent of Parent or MB or (iii) MB to obtain the consent of Times Mirror or TMD to any of the transactions described above or (b) as obligating
(i) Acquiror to obtain the consent of MB Parent or MergerSub, (ii) MB Parent to obtain the consent of Acquiror or MergerSub or (iii) MergerSub to obtain the consent of MB Parent or Acquiror to any of the transactions described above); provided, however, that no assignment shall limit or affect the assignor's obligations hereunder.

         SECTION 13.4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder. Without limiting the foregoing, nothing herein shall be construed to give any MB Employee or any other person any right to employment or continued employment, or to participate in or receive benefits under any employee benefit plan.

         SECTION 13.5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

                 (i)      if to any Reed Party or, after the Effective Time, MB,

                          c/o Reed Elsevier Inc.
                          275 Washington Street
                          Newton, Massachusetts  02158
                          Attention:  General Counsel
                          Telecopier:  617-558-4649

                          with a copy to:

                          Davis Polk & Wardwell
                          450 Lexington Avenue
                          New York, New York  10017
                          Attention:  Joseph Rinaldi
                          Telecopier:  212-450-4800

                 (ii)     if to Times Mirror,

                          Times Mirror Square
                          Los Angeles, California  90053
                          Attention:  Thomas Unterman
                          Telecopier:  213-237-3709
                          with a copy to:

                          Gibson, Dunn & Crutcher LLP
                          333 South Grand Avenue
                          Los Angeles, California  90071
                          Attention:  Peter F. Ziegler, Esq.
                          Telecopier:  213-229-7520

                 (v)      if to MB, prior to the Effective Time,

                          2 Park Avenue
                          New York, New York  10016
                          Attention:  Kathryn M. Downing

                          with a copy to:

                          Matthew Bender & Company, Incorporated
                          2 Park Avenue
                          New York, New York  10016
                          Attention:  General Counsel
                          Telecopier:  212-448-2022

         SECTION 13.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 13.7. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         SECTION 13.8. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         SECTION 13.9. Amendment. This Agreement may be amended by action taken by Times Mirror, TMD, MB and the Reed Parties at any time only by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 13.10. Extension; Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         SECTION 13.11.  Dispute Resolution.

                  (a) Accounting Disputes. Notwithstanding anything to the contrary contained in this Section 13.11, any controversy, dispute or claim arising under this Agreement related to or arising out of accounting matters relating to this Agreement shall be resolved by means of discussions between the regularly retained independent certified public accountants of Acquiror and Times Mirror. In the event that the independent certified public accountants of each of Acquiror and Times Mirror are unable to resolve the dispute within 60 days after the dispute is first submitted to them, then a third independent certified public accountant of recognized national standing shall be selected by the independent certified public accountants of each of Acquiror and Times Mirror and the determination of such third independent certified public accountant, with respect to the matter in dispute, shall be rendered within 45 days after the dispute has been submitted to it and such determination shall be final and binding on all of the parties hereto.

                  (b) Other Disputes. Notwithstanding anything to the contrary contained in this Section 13.11, any controversy, dispute or claim by any party arising under this Agreement, including any claim for injunctive or other equitable relief, including specific performance (including specific performance of the agreement to resolve disputes related to or arising out of accounting matters contained in Section 13.11(a)), may be brought in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or, if, for jurisdictional reasons, such suit, action or other proceeding may not be brought in such court, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 13.5 above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the Supreme Court of the State of New York, New York County or (y) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 13.12.  Interpretation of this Agreement.

                  (a) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and "this Agreement" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, exhibit, schedule, recital and preamble references in this Agreement are to those portions of this Agreement unless otherwise specified.

                  (b) Knowledge. Whenever any representation or warranty of any party contained in this Agreement or in any certificate or other document delivered in connection with this Agreement is qualified to the "Knowledge" of such party, such qualification shall mean the actual knowledge, after due inquiry, of (i) in the case of Times Mirror or TMD, Mark H. Willes and Thomas Unterman; (ii) in the case of MB, Kathryn M. Downing, Francine Columbus, James Imbriaco and Gene McGovern; and (iii) in the case of the Reed Parties, I. Malcolm Highet and Henry Z. Horbaczewski.

                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  (d) Headings, Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the Table of Contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any matter disclosed in one Schedule hereto shall be deemed incorporated by reference into each other Schedule hereto and disclosed in each such Schedule to the extent that the relevancy of such matter to each such other Schedule is apparent from the disclosure included on the Schedule.

                  (e) Representation By Counsel; Interpretation. The parties hereto each acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including Section 1654 of the California Civil Code or any comparable provision of New York law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

         SECTION 13.13 Survival of Representations. The representations and warranties in this Agreement (other than representations and warranties relating to Taxes and environmental matters) and in any other document identified as being delivered in connection with this Agreement shall survive the Closing solely for purposes of Section 11.2 and 11.3 and shall terminate at the close of business on the first anniversary after the Effective Time. The representations and warranties relating to environmental matters shall survive the Closing solely for the purposes of Sections 11.2 and 11.3 and shall terminate when the applicable statutes of limitations with respect to the environmental liabilities in question expire (giving effect to any extension thereof by waiver or otherwise). The representations and warranties relating to Taxes shall terminate on the Effective Time; however, Times Mirror's obligations under Section 11.1 with respect to any Tax shall survive until the expiration of the applicable statute of limitations with respect to such Tax.

         SECTION 13.14. Adjustments. The per share and aggregate stated value of the MergerSub Preferred Stock set forth in this Agreement are based on the assumption that the MergerSub Debt is $600,000,000 immediately prior to the Effective Time. If the MergerSub Debt is less than $600,000,000 immediately prior to the Effective Time, the per share and aggregate stated value of the MergerSub Preferred Stock shall be adjusted by mutual agreement of the parties hereto.

         SECTION 13.15. No Consequential or Punitive Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its affiliates) shall, in any event, be liable to any other party (or its affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity, or any punitive damages relating to the breach or alleged breach of this Agreement.

         SECTION 13.16. Amendment and Restatement. As of the date first written above, this Agreement shall amend, restate and supersede the Existing Merger Agreement in its entirety.

                  IN WITNESS WHEREOF, the parties have caused this Amended and Restated Agreement and Plan of Merger to be duly executed as of the date first written above.


                                        THE TIMES MIRROR COMPANY,
                                        a Delaware corporation


                                        By: /s/  THOMAS UNTERMAN
                                           -------------------------------------
                                            Name:   Thomas Unterman
                                            Title:  Executive Vice President and
                                                     Chief Financial Officer


                                        TMD, INC.,
                                        a Delaware corporation


                                        By: /s/  THOMAS UNTERMAN
                                           -------------------------------------
                                            Name:   Thomas Unterman
                                            Title:  Vice President


                                        MATTHEW BENDER & COMPANY, INCORPORATED,
                                        a New York corporation


                                        By: /s/  THOMAS UNTERMAN
                                           -------------------------------------
                                            Name:   Thomas Unterman
                                            Title:  Vice President


                                        REED ELSEVIER U.S. HOLDINGS INC.,
                                        a Delaware corporation


                                        By: /s/  HENRY Z. HORBACZEWSKI
                                           -------------------------------------
                                            Name:   Henry Z. Horbaczewski
                                            Title:  Vice President


                                        REED ELSEVIER OVERSEAS BV,
                                        a private limited liability company
                                        incorporated under the laws of the
                                        Kingdom of the Netherlands


                                        By: /s/  HENRY Z. HORBACZEWSKI
                                           -------------------------------------
                                            Name:   Henry Z. Horbaczewski
                                            Title:  Attorney-in-Fact

                                        CBM ACQUISITION PARENT CO.,
                                        a Delaware corporation


                                        By:     /s/ HENRY Z. HORBACZEWSKI
                                            --------------------------------
                                            Name:   Henry Z. Horbaczewski
                                            Title:  Vice President

                                        CBM MERGERSUB CORP.,
                                        a New York corporation



                                        By:     /s/ HENRY Z. HORBACZEWSKI
                                            --------------------------------
                                            Name:   Henry Z. Horbaczewski
                                            Title:  Vice President